Exhibit 10.13

================================================================================

                      DATED THIS 2ND DAY OF OCTOBER, 1997


                                   AGREEMENT


                                    Between


                        CONSERVER CORPORATION OF AMERICA


                                      And


                   DORSETT HOTELS & RESORTS INTERNATIONAL LTD


                                      FOR


                                  APPOINTMENT


                                       OF


                         EXCLUSIVE OPERATOR AND MANAGER


                                       OF


                                 CERTAIN HOTELS


                               KADIR, TAN & RAMLI
                                  KUALA LUMPUR


                         ORRICK, HERRINGTON & SUTCLIFF
                                    NEW YORK


================================================================================

         AN AGREEMENT made this 2nd day of October, 1997 between Conserver Corporation of America, a company incorporated in Delaware with its principal office at 3250, Mary Street, Suite 405, Coconut Grove, Florida (USA) 33133 ("Conserver") and Dorsett Hotels & Resorts International Ltd, a company incorporated under the laws of the British Virgin Islands with its principal office at P 0 Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the "Company").


         WHEREAS, the Company is authorized and empowered by the Owners of the existing and future hotels described in Schedule 1 hereto (the "Hotels") to engage Conserver (the "Exclusive Engagement") to act, upon the terms and subject to the conditions contained herein, as the exclusive Operator and manager of each of the Hotels in accordance with the terms and conditions of an Operating Agreement substantially in the form annexed hereto as Exhibit A. The Company so desires to appoint Conserver and subject to stockholder approval, Conserver desires to be so engaged;


         WHEREAS, for the privilege of being granted the Exclusive Engagement and in consideration of the favourable terms contained in the Operating Agreements, Conserver agrees effective the Effective Date (as hereinafter defined) (i) to pay to the Company or its designees, US$3,000,000 and (ii) to grant to the Company or its designees the right to receive an aggregate 2,000,000 shares (the "Shares") of Common Stock, $.001 per value, of Conserver, subject to the terms hereinafter described; and


         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the parties hereto have agreed and by execution of this Agreement hereby do agree to consummate the aforementioned transactions (the "Transactions") subject to the terms, conditions, covenants and agreements contained herein.



                                   ARTICLE I

                    EXCLUSIVE ENGAGEMENT, ISSUANCE OF SHARES


1.      EXCLUSIVE ENGAGEMENT, ISSUANCE OF SHARES
        ----------------------------------------

1.1     Issuance of Shares
        ------------------

        Subject to the terms and conditions hereof, upon execution and delivery by the parties hereto of the first three Operating Agreements identified on Schedule 1 hereto, Conserver agrees (i) to pay to the Company or it designees, US$3,000,000 (which payment to be made within two weeks following the Effective Date) and (ii) to grant to the Company, the right to receive (i) fifty percent (50%) of the Shares on the Effective Date and (ii) the remaining fifty percent (50%) of the Shares in the form of a direct issuance, options to acquire Shares, an escrow arrangement or otherwise as mutually agreed between Conserver and the

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


        Company, in each case such arrangement taking into consideration in part upon the number of hotels under management and the completion of new hotels to be managed by Conserver. The Shares which shall rank on a pari passu basis with all other shares of Common Stock of Conserver. "Effective Date" shall mean the date Conserver receives approval from a majority of its stockholders to enter into the Transactions.


1.2     Representations of Conserver Regarding the Shares
        -------------------------------------------------

        Conserver hereby represents and warrants to the Company that (i) Conserver will have the full right, power and authority to enter into this Agreement and to issue the Shares to the Company on the Effective Date as herein provided, free and clear of any lien, encumbrance, security interest, or pledge created by Conserver (collectively referred to as "Encumbrances"), (ii) upon consummation of the Transactions contemplated by this Agreement and registration of the Shares in the name of the Company in the stock records of Conserver, the Company will acquire good and valid title to the Shares, free and clear of all Encumbrances, subject to the Escrow, if any, and (ii) as of the date hereof Conserver has the capitalisation set forth on Schedule 3 hereto.

2.      CERTAIN MATTERS RELATING TO
        THE SHARES AND THE INTEREST
        ---------------------------

2.1     Investment Representations of the Company
        -----------------------------------------

        The Company acknowledges, that the acquisition of the Shares is a highly speculative investment. This Agreement is made in reliance upon the express representations and warranties of the Company that -


(1) the Company is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on his, her or its investment;


(2) the Company has discussed Conserver and its plans, operations and financial condition with its officers and he has received all such information as he, she or it deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Shares, and has received and had access to satisfactory and complete information concerning the business and financial condition of the Company in response to his inquiries in respect thereof;


(3) the Shares are being acquired for such Company's own account for investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares;


(4) the Company either (A) has a pre-existing business or personal relationship with Conserver or any of its officers, directors or controlling persons or (B) could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in Conserver and to protect the Company's own interests in connection with this transaction by reason of the Company's business or financial experience or the business or financial experience of the Company's professional advisors who are unaffiliated with and who are not compensated by Conserver or any affiliate or selling agent of Conserver, directly or indirectly;


(5) the Company's principal office is located at the address indicated at the beginning of this Agreement; and


(6) the Shares may not be sole without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom.


2.2     Representation of the Company
        Regarding the Hotels
        -----------------------------

        The Company represents that the information provided to Conserver with respect to the historical and projected operations of the Hotels and

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

        planned improvements to be made thereto is accurate and complete in all material respects.


2.3     Legends of Certificates
        -----------------------

        Until such time as the Shares, shall have been registered under the Act, or shall have been transferred in accordance with an opinion of counsel satisfactory to Conserver that such registration is not required, stop transfer instructions shall be issued to Conserver's transfer agent, and so long as required under the Act or the regulations promulgated thereunder, the certificate(s) representing the Shares, shall bear substantially the following legend:-


          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These securities have not been acquired with a view to distribution or resale, and may not be sold, exchanged, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Act, as amended, and any applicable state laws, or an opinion of counsel satisfactory to Conserver Corporation of America that registration is not required under such Act or under applicable laws."

        So long as this Agreement is in effect, stop transfer instructions shall be issued to Conserver's transfer agent, if any, or if Conserver transfers its own securities, a notation shall be made in the appropriate records of Conserver with respect to the Shares, and so long as required, the certificate(s) representing the Shares shall bear substantially the following legend:-


          "The securities represented by this certificate are subject to restrictions on voting and transfer and may not (nor may any interest therein), directly or indirectly, voluntarily or involuntarily, be sold, exchanged, mortgaged, pledged, hypothecated, given, bequeathed, transferred, assigned, encumbered, alienated, or in any other way whatsoever be disposed of except in accordance with and subject to all terms and conditions of a certain Agreement dated as of October 2, 1997, a copy of which is on file at the principal office of Conserver Corporation of America."


2.4     Restrictions on Transfer of Shares
        ----------------------------------

        The Company shall not for a period of three years from the date of issuance or transfer, as applicable, of the Shares, voluntarily or involuntarily, directly or indirectly, sell, contract to sell, grant a right to purchase, exchange, mortgage, pledge, hypothecate, give, bequeath, transfer, assign, encumber, alienate or in any other way whatsoever dispose of (hereinafter collectively called "transfer") any of the Shares, including any options and warrants with respect to the Shares, received by way of dividend or upon an increase, reduction, substitution or reclassification or combination of stock of Conserver or upon any reorganisation of Conserver, as applicable. Notwithstanding any

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        of the foregoing, the Company may transfer the Shares to any subsidiary or affiliate of the Company, subject to Conserver's consent, which consent shall not be unreasonably withheld.


2.5     Voting Agreement
        ----------------

        The Company and Conserver hereby agree that during the period that until the later of (i) the date all Shares are issued to the Company pursuant to the terms hereof, or (ii) three years from the Effective Date, the Company agrees to give Conserver by execution of this Agreement and in order to secure the rights set forth above, an irrevocable proxy of the Company to vote on all matters as Conserver deems appropriate, with respect to the Shares at all meetings of the stockholders of Conserver and by means of any written consent of stockholders with respect to all matters. Conserver hereby designates Charles H Stein, the Chairman, President and Chief Executive Officer of Conserver as the authorised person to exercise the aforementioned voting rights on behalf of Conserver, and, unless Charles H Stein shall for whatever reason become incapacitated so to act, Conserver shall not appoint another person to exercise such rights.


2.6     Repurchase of the Shares
        ------------------------

        In the event that the Company wishes to sell all or any part of the Shares after the period provided in Section 2.3, Conserver shall have the first option to purchase all or any part of the Shares from the Company. The Company shall give Conserver written notice thereof of its intention to sell any or all of the Shares. Conserver shall have a right to purchase said shares at a price equal to the (i) closing price per share as reported on the Nasdaq (as reported in the Wall Street Journal) on the date written notice is given to Conserver or (ii) the price offered to the Company by an unaffiliated third party (not a competitor of Conserver) in an irrevocable and unconditional bona fide written offer (the "Bona Fide Offer"), as applicable. Conserver shall have the right to purchase all or a portion of the Shares by giving the Company written notice no later than 10 business days after written notice is provided to Conserver. In the event that Conserver fails to exercise its option pursuant to this
        Section 2.5, the Company shall have the right to sell the Shares (which have been released from Escrow, if applicable) to such third party at the price offered to Conserver without any further obligations to sell the Shares to Conserver. If, however, any or all the Shares are not sold pursuant to the Bona Fide Offer within 30 days from the receipt by Conserver of the Company's notice of intent to sell, the unsold Shares shall remain subject to the terms of this Agreement.

3.      NON-WAIVER
        ----------

3.1 No failure or delay on the part of either party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power herein.


4.      CONSENT AND APPROVALS
        ---------------------

4.1 The parties hereto agree that as soon as possible after the execution of this Agreement they will take all necessary steps to obtain any necessary or appropriate governmental approvals or permits to consummate the Transactions. The parties hereto acknowledge and agree that if the structure of the Transactions requires amendment to, among other things, achieve more favourable tax and accounting treatment for Conserver, and/or the Company, each party shall co-operate with the other to take all action necessary (not to the material detriment of either party) to amend the terms or structure of the Transactions, as appropriate, while preserving the economic benefits to each party as provided herein.


5.      TRADE SECRETS
        -------------

5.1     Each of the parties hereto hereby agrees -

        (a) that any technical, economic, commercial, financial and other information which is secret or confidential and is acquired from any

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

        party hereto or from any entity directly or indirectly affiliated with such party or from Conserver or the Company shall be kept strictly secret and confidential and shall not be used for its own benefit or be disclosed to any third party and that all reasonable steps shall be taken to prevent the disclosure thereof to third parties by its employees or others;


(b) that on the termination of this Agreement for any reason all documents given by one party to the other party considered to be confidential shall be returned to such party by the other;


(c) that the covenants and obligations of this Clause shall survive Expiration or termination of this Agreement and the parties hereto shall continue to observe them regardless of whether its rights hereunder shall be terminated or it shall cease to be a party hereto or the Company holds shares in Conserver, except and until either party can reasonably demonstrate to the other that any specific information previously regarded as secret or confidential has entered the public domain through no act or default of such party.

6.      ARBITRATION
        -----------

6.1 Each party hereto shall use all reasonable efforts to resolve amicably any controversy or dispute arising out of or relating to this Agreement, including reasonable efforts to resolve any controversy or dispute by consultation between the chairman of each party hereto in the event that any controversy or dispute is not otherwise amicably resolved. If any dispute or difference shall arise between the parties hereto touching any clause, matter or thing herein contained or the operation or construction thereof or any matter or thing in any way connected with this Agreement, then and in every such case the dispute or difference shall be referred to a single arbitrator in case the parties agree upon one and otherwise to two arbitrators one to be appointed by each party and in either case in accordance with and subject to the provisions of the International Chamber of Commerce or any statutory modification or re-enactment thereof for the time being in force and such arbitration shall be held in the City of London, England or in such other place as the parties shall mutually agree.


7.      NOTICES
        -------

7.1 Any notices or communications required or permitted to be given hereunder shall be in writing (including telegraphic, telecopy, telex or cable communications) and mailed, telegraphed, telecopied, telexed,

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

        cabled or personally delivered to the party at the address specified at the beginning of this Agreement or at such other address or number as the recipient shall previously have designated by written notice to the other party in the manner specified herein. Notice shall be deemed to have been given and delivered to any party hereto on the date of the addressee's receipt thereof. All notices and communications hereunder, and all documents or instruments delivered, in connection with this Agreement shall be in the English language and in the event of any conflict, the English version of any such documents or instruments shall govern in all circumstances.


8.      MISCELLANEOUS
        -------------

8.1     Substitution
        ------------

        Notwithstanding the specific hotels listed in Schedule 1 hereto, where it is to the mutual benefits of the parties hereto, the Company may, with the agreement of Conserver, substitute any of the Hotels with another hotel in the same or a different location.


8.2     Applicable Law
        --------------

        The validity, construction and performance of this Agreement shall be governed by this Agreement shall be interpreted in accordance with the

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

        laws of England and any arbitration initiated hereunder shall apply the laws of such country.


8.3     Assignment
        ----------

        This Agreement and all rights and obligations hereunder are personal as to the parties hereto and neither of the parties hereto shall assign or attempt to assign any such rights or obligations without the prior consent of the other given in writing.


8.4     No Partnership
        --------------

        Nothing in this Agreement shall be deemed to create a partnership between the parties hereto.


8.5     Severability
        ------------

        Each Clause hereof shall be deemed to be independent and the invalidity of any such Clause which may be unenforceable as contrary to the principles of law of any country shall not affect the validity of any other Clause of this Agreement.


8.6     Counterpart Signatures
        ----------------------

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

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


8.7     Mutual Intentions
        -----------------

        The parties hereto recognize and accept that it is impracticable to provide herein for every contingency that may arise in course of the performance of the terms and conditions contained in this Agreement or in the operation of the Transactions contemplated hereby and accordingly they hereby declare it to be their mutual intention that in all cases they shall each of them use their best endeavours to ensure that this Agreement shall operate as between themselves fairly and equitably.

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


        IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.



SIGNED by                       )
                                )
for and on behalf of            )                     /s/
Conserver in the presence       )
of -                            )

               /s/
         LOW YONG SUAN
         ADVOCATE & SOLICITOR
         KUALA LUMPUR



SIGNED by                       )
                                )
for and on behalf of the        )                     /s/
Company in the presence         )
of -                            )

               /s/
         LOW YONG SUAN
         ADVOCATE & SOLICITOR
         KUALA LUMPUR

                                   Schedule 1
                                   ----------


                       List of Hotels Currently Operating

Dallas Grand Hotel, Dallas, Texas

Dorsett Regency Bali, Indonesia

Rockman's Regency Melbourne, Australia



                    List of Additional Planned Hotels Which
                     Conserver Will Have Option To Operate


Dorsett Regency, Kuala Lumpur, Malaysia

Dorsett Seremban Resort, Seremban, Malaysia

Radisson Plaza, Edmonton, Canada

Dorsett Court, Angkor Wat, Siem Riep, Cambodia

Dorsett Hotel, Phuket, Thailand

Dorsett Regency Hotel and Casino, Sakhalin Island, Russian

Federation

                                   Schedule 2
                                   ----------

                       Schedule of Release of the Shares



                                                                                              Date of
Number of Shares                                                                       Execution of Related
To be Released                 Hotel Name and Location                                  Operating Agreement
----------------               -----------------------                                 ---------------------


                                {  Dallas Grand Hotel, Dallas, Texas                    Effective Date
1,000,000                          Dorsett Regency Bali, Indonesia                      Effective Date
                                {  Rockman's Regency, Melbourne, Austrailia             Effective Date

200,000                            Dorsett Regency, Kuala Lumpur, Malaysia                      *
200,000                            Dorsett Seremban Resourt, Seremban, Malaysia                 *
200,000                            Radisson Plaza, Edmonton, Canada                             *
200,000                            Dorsett Court, Angkor Wat, Siem Riep, Cambodia               *
200,000                            Dorsett, Phuket, Thailand                                    *


*  Agreement to be executed and effective no later than
                opening date of hotel.

                                   Schedule 3
                                   ----------
                          The Company's Capitalisation
                            As of September [ ] 1997
Before Transactions
-------------------

     Shares of Common Stock
             Par Value $.001 Issued and outstanding                   6,712,904

     Shares of Preferred Stock
             Par Value $.01; 5,000 authorised;
             zero issued and outstanding

     Warrants, Options and Notes Convertible or
             Exercisable into Common Stock                            3,612,500
                                                                      ----------

     Total Shares of Common Stock Outstanding
             on a Fully Diluted Basis                     10,325,404
                                                          ----------

After Transactions and Stockholder Approval
-------------------------------------------

     Shares of Common Stock
             Par Value $.001 Issued and Outstanding                   6,712,904

     Shares of Preferred Stock
             Par Value $.01; 5,000,000 Authorised;
             One Share of Junior Convertible
             Preferred Outstanding until Conversion

     Shares of Common Stock Proposed to be Issued For:

             Shares of SGTI                               2,000,000

             Hotel Management Contract                                2,000,000

             Sakhalin Construction Financing                          1,500,000
                                                                      ----------
     Proposed Private Placement of                            **
             $9,000,000 - $10,000,000 in shares of
             Common Stock, based upon a discount
             to the market price at the time of
             the placement

     Assumed Total Shares of Common Stock                            12,212,904
                                                                     ----------
             Outstanding

     Existing or Proposed Warrants,
     Options and Notes Convertible
     or Exercisable into Common Stock                                 4,212,500
                                                                     ----------

        Total Shares of Common Stock Outstanding
        on a Fully Diluted Basis                                     16,425,404
                                                                     -----------

**  Not available

                                   EXHIBIT A
                                   ---------

                           HOTEL MANAGEMENT AGREEMENT

        THIS HOTEL MANAGEMENT AGREEMENT is made as of the [________] day of [__________], 1997 by and between CONSERVER CORPORATION OF AMERICA (or its designated affiliate) ("Operator"), a [____________] organised and existing under the laws of [______________], and [__________] ("Owner"), a [____________]
organised and existing under the laws of [


        WHEREAS, Owner is the Owner of the Hotel; and


        WHEREAS, Operator is in the business of operating hotel properties comparable to the Hotel; and


        WHEREAS, Owner and Operator have agreed that Owner shall retain Operator to operate the Hotel, and that Operator shall operate and manage the Hotel, all in accordance with the terms of this Agreement.


        NOW, THEREFORE, in consideration of the foregoing of the mutual promises contained herein and of Ten Dollars (US$10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Operator covenant and agree as follows.

                                   ARTICLE I

                       DEFINITIONS, TERMS AND REFERENCES

1.1     Definitions
        -----------

        In this Agreement and any exhibits, addenda or riders hereto, the following terms shall have the following meanings -


        "Affiliate" shall mean any entity owned or controlled by a party, any entity, directly or indirectly, owing or controlling a party, or any entity under common Ownership and control with a party Entities shall be deemed under common Ownership when one entity owns fifty-one percent (51%) or more of the beneficial or voting interests of another.


        "Agency Account" shall mean a special account or accounts, bearing the name of the Hotel, established by Operator in a bank or trust company selected by Owner and Approved by Operator.


        "Agreement" shall mean this Hotel Management Agreement, as may be amended, modified, restated or supplemented from time to time.


        "Annual Operating Projection" shall mean schedules containing the annual operating projection for the Hotel and certain other matters prepared and submitted by Operator to Owner pursuant to Section 4.1. "Approval" or "Approved" shall mean prior written approval.


        "Base Fee" shall mean an amount equal to three percent (3%) of Gross Revenues.


        "Building and Appurtenances" shall mean the Hotel containing [_____________] guest rooms and as further described in Exhibit B.


        "Chain Standards" shall mean the standard of construction, furnishing and equipping applicable to other hotels operating under the Tradename.


        "Commencement Date" shall mean [_____________] 199[____], but in no event earlier than the date that Conserver Corporation of America ("Conserver") receives shareholder approval to consummate certain transactions contemplated by the Agreement between Dorsett Hotels & Resorts International Ltd and Conserver dated October 2, 1997.


        "Event of Default" shall mean any of the events described in Article
        XII.


        "Fees" shall mean Operator's fee and any other sums due to Operator with respect to the Hotel in connection with the operation of the Hotel under the Tradename.

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

        "Fiscal Year" shall mean a year which ends on December 31 of each year. The first Fiscal Year shall be the period commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs. The words "full Fiscal Year" shall mean any Fiscal Year containing not fewer than 365 days. A partial Fiscal Year after the end of the last full Fiscal Year and ending with the expiration or earlier termination of the Operating Term shall constitute a separate Fiscal Year.


        "Fixed Asset Supplies" shall mean supply items which constitute "Fixed Assets" under the Uniform System, including chain, glassware, silverware, miscellaneous serving equipment, linen, towels, uniforms and similar items.


        "Furniture and Equipment" shall mean all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with the Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials

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


        handling equipment, cleaning and engineering equipment, (iv) telephone and computerised accounting systems and (v) vehicles.


        "Gross Operating Expenses" shall mean all costs and expenses of any kind incurred in connection with the operation of the Hotel, including but not limited to salaries and employee expense and taxes (including salaries, wages, bonuses and other compensation of all employees of the Hotel and their employee benefits which shall include, but not be limited to, life,. medical and disability insurance and retirement benefits), expenditures described in Section 7.1.5, operational supplies, utilities, insurance to be provided by Operator under the terms of this Agreement, governmental fees and assessments, food, beverages, laundry service expense, lease payments for office equipment small items such as copiers, typewriters, personal computers (but specifically excluding major items such as vehicles, television, telephones and computers which shall be the responsibility of Owner), the cost of Inventories and Fixed Asset Supplies, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Hotel incurred by Operator in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments,
        (ii) amounts paid into the Reserve, (iii) Operator's Fee, (iv) taxes to be paid by Owner under Section 10.1, (v) the cost of insurance to be provided by Owner under Section 9.1, (vi) rentals paid for Furniture and Equipment unless their inclusion is Approved by Operator, (vii) payments on any Mortgage or other mortgage or security instrument on the Hotel, and (viii) expenses of the Owner not reasonably related to the operation of the Hotel or the renovation of the Hotel; all determined in accordance with generally accepted accounting principles and the Uniform System). No part of Operator's central office overhead or general or administrative expense (as opposed to that of the Hotel) shall be deemed to be a part of Gross Operating Expenses, except as herein provided. Out-of-pocket expenses of Operator incurred for the account of or in connection with the Hotel operations, including reasonable travel expenses (reasonable travel expenses shall mean first class air travel for the senior corporate executives of Operator and economy class air travel for all other employees, if available) of employees, officers and other representatives and consultants of Operator and its Affiliates shall be deemed to be a part of Gross Operating Expenses and such persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Hotel without charge to such persons or Operator. "Gross Operating Profit" shall mean the excess of Gross Revenues over the sum of (i) Gross Operating Expenses plus (ii) Base Fee.


        "Gross Revenues" shall mean all revenues, receipts and income of any kind derived directly or indirectly by Operator from or in connection with the Hotel (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts), whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles and the Uniform System, excluding, however:

        (i) funds furnished by Owner, (ii) investment income including interest accrued on amounts in the Reserve and the Agency Account, (iii) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iv) gratuities, (v) proceeds of insurance and condemnation.


        "Hotel" shall mean the Buildings and Appurtenances, and as further described in Exhibit B, all Furniture and Equipment, Fixed Asset Supplies and Inventories.


        "Incentive Fee" shall mean an amount equal to ten percent (10%) of Gross Operating Profit for each Fiscal Year during the Operating Term.


        "Inventories" shall mean "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, such as soap, toilet paper, stationery, writing pens, food and beverage inventories, paper products, menus, expendable office and kitchen supplies, fuel, expensed supplied and similar items.

        "Legal Requirements" shall mean all applicable law, statutes, ordinances, rules, regulations and orders of any governmental authority having authority over Owner or Operator, as the case may be, and the Hotel (including, without limitation, building codes, fire regulations, environmental rules and regulations, and the directions of any public officer).


        "Marketing Fee" shall mean an amount equal to four percent (4%) of Gross Revenues for each Fiscal Year during the Operating Term.

        "Marks" shall mean the Tradename and any other name, service marks, trademarks, slogans and the like (including all improvements and additions whenever made to or associated with any of the foregoing by the parties or anyone else) now or hereafter used by Operator in connection with the Tradename or any other future name or name of Manager's hotel chain.


        "Mortgage" shall mean any mortgage or deed of trust encumbering the Hotel and, if required by Section 13.3 Approved by Operator as provided in Section 13.3. As used in this Agreement, Mortgage shall not include any transaction, however characterized or labelled, that is intended to transfer, or has the effect of transferring, Ownership of the Hotel to the

        "mortgagee", whether concurrently with the execution of the agreement or at a future time; provided, however, that a transfer of the Hotel to the mortgagee under a bona fide Mortgage as a result of a default thereunder by the mortgagor shall not result in the Mortgage being recharacterized as any other form of agreement.


        "Operator" shall mean Conserver or its permitted successors or assignees under this Agreement.


        "Operator's Fee" shall mean the Base Fee, the Incentive Fee, the Marketing Fee, the Training Fee and all other amounts to be paid to Operator for operating and managing the Hotel pursuant to this Agreement.


        "Operating Term" shall mean the term of this Agreement as established under Section 3.1, together with any extensions thereto as established under Section 3.2, as reduced by any termination of this Agreement established under Section 3.3.


        "Owner" shall mean [___________________], together with any successor as Owner of the Premises.


        "Ownership Transfer" shall mean any sale, assignment, conveyance or transfer of all or any part of the Hotel or any interest therein or of Owner's rights hereunder (including any lease with a term of five (5) years or more), or the voluntary or involuntary sale, assignment, transfer or other disposition, or transfer by operation of law (other than by will or the laws of intestate succession or to an inter vivos or living trust so long as the settlor is the trustee of such trust during his/her lifetime) of a controlling interest in Owner (i.e. the possession directly or indirectly of the power to direct or cause the direction of management and policies of Owner, whether through the Ownership of voting securities, partnership interest or by contract or otherwise), except in connection with the incurring of a debt secured by a Mortgage, or to an Affiliate provided such Affiliate meets the requirements set forth in Section 13.1.


        "Premises" shall mean that certain real property more particularly described in Exhibit 8 attached hereto, on which the Hotel is located.


        "Reserve" shall mean an account established by Operator in a bank or trust company selected by Owner and Approved by Operator for the purposes set forth in Article VII.


        "Statement of Profit and Loss" shall mean Exhibit C.

        "Technical Services" shall mean those items set forth on Exhibit A attached hereto and made a part hereof.

        "Tradename" shall mean [INSERT TRADENAME], or such other name under which Operator shall elect to operate the Hotel in accordance with the terms of this Agreement.


        "Training Fee" shall mean an amount equal to one-half of one percent (1/2%) of Gross Revenues for each Fiscal year during the Operating Term.


        "Uniform System" shall mean the Uniform System of Accounts for Hotels (8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.


        "Working Capital" shall mean funds reasonably necessary for the day-to-day operation of the Hotel's business, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, payrolls, accounts payable, accrued current liabilities, and funds required to maintain Inventories.


1.2     Terminology
        -----------

        All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders; the singular shall include the plural and the plural shall include the singular. The Table of Contents, and titles of Articles, Sections, Subsections and Paragraphs in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, exhibits, addenda or riders shall refer to the corresponding Article, Section, Subsection, paragraphs, clause or subclause of, or exhibit, addendum or rider attached to this Agreement, unless specific reference is made to the articles, sections, or other subdivisions of, or exhibits, addenda or riders to, another document or instrument.


1.3     Exhibits, Addenda And Riders
        ----------------------------

        All exhibits, addenda and riders attached hereto are by reference made a part hereof.



                                   ARTICLE II

                             ENGAGEMENT OF OPERATOR

2.1     Operation of Hotel
        ------------------

        Owner hereby grants to Operator the sole and exclusive right to possession of the Hotel during the Operating Term, and Owner authorises and engages Operator to act as the sole and exclusive manager and

        Operator of the Hotel during the Operating Term, in accordance with the standards of the Tradename, with exclusive responsibility and complete and full control and discretion in the operation, direction, management and supervision of the Hotel, subject only to the limitations expressed herein, and Operator hereby accepts such engagement subject to the terms and conditions expressed in this Agreement. Such authority of Operator shall include, without limitation, the use of the Hotel for all customary purposes, and without limiting the generality of the foregoing. Operator is hereby authorised and directed to (subject to compliance with the then effective Annual Operating Projection) -


        (a) Undertake all Technical Services as more fully described in Exhibit A, where required;


        (b) Determine all terms for admittance and charges for rooms, commercial space and other amenities and services provided at or with respect to the Hotel;


        (c) Determine all credit policies with respect to the operation of the Hotel, including entering into policies and agreements with credit card organizations;

        (d) Establish entertainment and amusement policies (including pricing) with respect to the Hotel consistent with the requirements of the License Agreement;


        (e) Establish food beverage policies (including pricing) with respect to the Hotel including the right to conduct catering operations outside of the Hotel;


        (f) Determine all labour policies, including wage and salary rates and terms, fringe benefits, pension, retirement, bonus and employee benefits plans, collective bargaining agreements and the hiring or discharge and training of all employees, with respect to the Hotel. All pension, retirement and employee benefit plans and collective bargaining agreements shall be subject to the Approval of Owner;


        (g) Arrange in Owner's or Operator's name for utility, telephone, extermination, detective agency protection, trash removal and other services for the operation of the Hotel, subject to the agreements covering such services (excluding utilities, telephones and cable television) providing for termination on thirty (30) days notice;

        (h) Establish all advertising, public relations and promotional policies with respect to the Hotel, including the exclusive control over all paid advertising, press releases and conferences and complimentary policies (including complimentarily to Operator's employee) with such complimentary policies to be subject to Owner's Approval (not to be withheld if Operator's complimentary policy is in accordance with industry standards for comparable hotel properties in the location of the Hotel);


        (i) Purchase on the credit of Owner all Inventories and all necessary or desirable additions to and replacements of Fixed Asset Supplies, Furniture and Equipment and such other services and merchandise as are necessary for the proper operation of the Hotel in accordance with this Agreement, and as are included in an Annual Operating Projection Approved by Owner;


        (j) Enter into such leases, licenses, concession agreements and other undertakings in the name of Owner and/or

            Operator as Operator shall from time to time consider appropriate for the operation of the Hotel, [including leasing of commercial space at the Hotel];


        (k) Hire such persons or organizations as Operator may deem necessary to provide advice and assistance with respect to Operator's performance hereunder, including attorneys, accountants and other professionals and specialists;


        (l) Cause all needed repairs and maintenance to be made to the Hotel and cause all such other things to be done in or about the Hotel as shall be necessary to comply with all requirements of governmental authority, boards of fire underwriters and other bodies exercising similar functions; and


        (m) Institute and defend proceedings in law or in equity against Operator and third parties, which are directly related to the operation of the Hotel, utilizing counsel selected by Operator. The institution of any litigation involving the Hotel, and the defense of any litigation against Owner, shall be subject to Owner's approval.

2.2     Contracts
        ---------

        In its management of the Hotel, Operator may purchase goods, supplies, insurance and services from or through any of its affiliates so long as the prices and terms thereof are competitive with the prices and terms of goods, supplies and services of equal quality available from third parties. In addition, Operator may retain itself or any of its affiliates as a consultant and to perform Technical Services in connection with the maintenance and enhancement of computer software for the hotel operations management system and any substantial remodelling, repairs, construction or other capital improvement to the Hotel and Operator or its affiliate shall be reasonably compensated for its services. Operator shall have the rights to utilize the Hotel and its facilities to train employees of other hotels operated by Operator and its affiliates. The Hotel shall be reimbursed for any additional expenses that may be caused as a result of such training, unless such expenses shall be offset by benefits accruing to the Hotel arising out of services performed by such trainees.

2.3     Operator's Right to Reimbursement
        ---------------------------------

        2.3.1 During the terms of this Agreement, Operator may elect to advance or to cause any of its affiliates to advance its own funds in payment of any costs and expenses incurred for the benefit of the Hotel operation that Operator shall have the right or the obligation to incur or cause to be incurred in accordance with the provisions of this Agreement -

        (1) whether incurred -

           (a) separately and distinctly from costs and expenses incurred on behalf of other hotels of Operator or its affiliates (hereinafter collectively called "Operator Group"), or

           (b) in conjunction therewith (including, without limitations, insurance premiums, advertising, business promotion, training and internal auditing programs, social benefits of Operator Group for which employees of the Hotel may be eligible, attendance of such employees at meetings and seminars conducted by members of Operator Group and Operator Group Services provided in accordance with Section 4.5 below), and

        (2) irrespective whether such funds shall be paid to any third party or to any member of Operator Group or any other hotels operated by any member of Operator Group. If any member of Operator Group or any hotel operated by any member of Operator Group shall advance its own funds as aforesaid, it shall be entitled to prompt reimbursement therefore by the Hotel.

        2.3.2 Any amount required to be reimbursed to Operator or any of its affiliates in accordance with the provisions of this Agreement shall be payable in United States dollars without reduction for income, withholding, value added or any other charges, at the principal office of Operator or its affiliates or such other place as Operator may, from time to time, designate. In the event that the Country in which the Operator is operating in shall impose any income, withholding, value added or other tax upon such reimbursements of costs and expenses, or deem such reimbursements to be income taxable to Operator and/or its affiliates, such taxes shall be for the account of and shall be borne by Owner, which shall promptly pay any such taxes in order that Operator and/or its affiliates shall receive full and timely reimbursement for all of its advances hereunder. Operator shall have the rights to withdraw the amount of such reimbursement from the operating bank accounts of the Hotel, utilizing such United States dollars or other currency freely convertible into United States dollars that may be available in such bank accounts and/or convert such amount from the currency of the Country to United States dollars. If exchange control regulations of the Country delay the conversion of such amounts into United States dollars, Operator or its affiliates may elect to receive and retain such amounts in the currency of the country during the period of such delay, but such election shall not constitute a waiver of the right of Operator, or its affiliates to receive payment thereof in United States dollars.


2.4   Employees of the Hotel
      ----------------------

      Each employee of the Hotel, including the general manager, shall be the employee of Owner and not of Operator and Operator shall not be liable to such employees for their wages or compensation, and every person performing services in connection with this Agreement, including any agent or employee of Operator or any of its affiliates or any agent or employee of Owner hired by Operator, shall be acting as the agent of Owner. The aforesaid notwithstanding, Operator may elect to assign employees of Operator or any of its affiliates or of other hotels of Operator temporarily or permanently as full-time members of the executive staff of the Hotel and pay the compensation, including social benefits of such employees. In such event Owner shall reimburse Operator monthly for the total aggregate compensation, including social benefits paid or payable to or with respect to such employees. To the extent that Operator deems advisable and in Owner's best interest, Operator may require Owner to delegate to the general manager of the Hotel the authority to employ, pay, supervise and discharge employees of the Hotel.


2.5   The General Manager
      -------------------

      The parties understand that Operator shall fulfill its obligations to operate and manage the Hotel under this Agreement and shall exercise its control and discretion in such operation by designating the general manager to be employed by Owner, which general manager shall -


      (a) be familiar with Operator's method of hotel operation;

      (b) be furnished with Operator's policies and systems and procedures manuals from time to time in effect; and

      (c) whose major activities shall be reviewed and supervised by Operator while he shall retain full autonomy to make day-to-day decisions with respect to such operations. To such purpose, Owner shall grant such power of attorney to said general manager as shall be required.


2.6   0perator's Management Modules
      -----------------------------

      The parties understand further that all of Operator's management modules including, but not limited to Operator, policies and procedures, operations, accounting and training, which are furnished by Operator in connection with its management of the Hotel are and shall be at all times, without further act or action, the exclusive property of Operator and Operator shall have the right to remove such management modules from the Hotel upon the expiration or sooner termination of this Agreement.


2.7   Legal Requirements of Owner as an Employer
      -------------------------------------------

      Owner will comply with all Legal Requirements applicable to the recruitment, hiring and employment of employees working at the Hotel.

2.8   Limitations on Authority
      ------------------------

      Operator shall not, without Owner's Approval -


      (a) Institute or defend legal proceedings of an unusual nature or involving monetary claims in excess of US$[_________________] not covered by insurance or as to which an insurer denies coverage or "reserves rights" without Approval by Owner of the proceedings and counsel; or


      (b) Enter into any lease, license or concession agreement for [stores, office space or tenant or lobby space] [EDIT AS APPROPRIATE FOR SITE] at the Hotel unless the term is one (1) year or less and the net income from same is anticipated to be less than US$[____________] per year, and further provided the total of the space covered by such agreements does not exceed [_________________] square feet; or


      (c) Purchase goods, supplies and services from itself or an Affiliate unless the prices and terms thereof are competitive with those obtainable from unrelated vendors or are the subject of competitive bidding.

2.9   Title to Hotel
      --------------

      Owner represents and covenants that it holds and will continue throughout the Operating Term to hold title to the Premises and the Building, and full Ownership of the Furniture and Equipment, subject in each case only to any Mortgage then of record. So long as Operator is not in default of any material term herein beyond applicable cure periods, Owner covenants that Operator shall and may peaceably and quietly operate the Hotel during the Operating Term in accordance with this Agreement. Owner represents to Operator that the Hotel has obtained all licenses and permits pertaining to the Hotels.


2.10  Operation at Owner's Expense
      ----------------------------

      In performing its duties hereunder Operator shall act solely for the account of Owner and, except as otherwise expressly provided herein, all expenses incurred by Operator in such performance shall be borne exclusively by Owner. To the extent the funds necessary therefor are not generated by the operation of the Hotel, they shall be supplied by Owner to Operator. Operator shall in no event be required to advance any of its own funds for the operation of the Hotel, nor to incur any liability in connection therewith unless Owner shall have furnished Operator with funds necessary for the discharge thereof. If Operator shall at any time advance any funds in payment of Gross Operating Expenses or any other amount payable with respect to the Hotel, which Operator shall have the right but not the obligation to do, Owner shall repay Operator thirty (30) days after demand all or any part thereof, with interest at the reference rate of interest in effect from time to time as announced by [DESIGNATED BANK] or any successor thereto or other major national bank designated by Operator if such bank ceases to announce a prime rate. Any amounts thus advanced and expended by Operator shall be Gross Operating Expenses, but the amounts paid by Owner in reimbursement to Operator shall not. All debts and liabilities to third persons incurred by Operator in the proper course of its operation and management of the Hotel shall be the debts and liabilities of Owner only, and Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel for Owner or for any other reason whatsoever;

      Operator may so inform third parties with whom it deals on behalf of Owner and may take any other steps to carry out the intent of this provision. Expenditures by Operator which are outside of the authority granted to the Operator pursuant to the terms of this Agreement, or for penalties incurred by the Hotel for failure to timely file governmental reports arising from the negligence of Operator shall be the responsibility of Operator and not the Owner.



2.11  Owner's and Operator's Representatives
      --------------------------------------

      Owner and Operator shall each designate a full time employee to act as their respective representatives during the Operating Term. Such representatives shall be designated and replaced by written notice to the other. Operator's initial representative shall be [________________], and Owner's initial representative shall be [_______________]. Except for written notices and other forms of communications which are provided for in Section 14.21, other communication between Owner and Operator concerning this Agreement and the Hotel shall be through the designated representatives of each party unless Owner and Operator otherwise agree.

2.12  Operating Standards
      -------------------

      Operator agrees to use diligent efforts to operate a [specify type] hotel with the goal of maximizing value to Owner and producing reasonable cash flows to Owner.


 2.13 Not a Franchise
      ---------------

      Owner and Operator agree that this Agreement provides for management in respect of the Hotel. Owner and Operator do not intend, nor does this Agreement grant or create, a "franchise" within the meaning of the Federal Trade Commission Act, any rule or regulation promulgated thereunder, or any other applicable law, rule, regulation or judicial decision.



                                   ARTICLE III

                     OPERATING TERM, EXTENSION, TERMINATION


3.1   Operating Term
      --------------

      The initial Operating Term shall commence on the Commencement Date and shall continue thereafter for a period of twenty (20) years, subject to extension as provided in Section 3.2 below or early termination as provided in Section 3.3 hereof (such term being herein referred to as "the Operating Term").

3.2   Extension
      ---------

      Upon the expiration of the initial Operating Term, the Operating Term shall be extended for [(______________)] additional [(_________________)]
      year periods if, not more than [one (1) year] and not less than [six (6) months] prior to the expiration of the initial Operating Term or any previously extended Operating Term, as the case may be, Operator has given written notice to Owner of Operator's election to so extend. Any such extension shall be automatically effective without any amendment hereto, but Owner and Operator shall execute and deliver any supplements to this Agreement which either shall reasonably request to evidence any such extension. Operator may not extend the Operating Term at anytime an Operator Event of Default has occurred under any material term of this Agreement, or there has occurred an event which, but for the passage of time or giving of notice, would constitute a material Event of Default by the Operator under this Agreement.



3.3   Termination
      -----------

      This Agreement may be terminated prior to the expiration of the then effective Operating Term upon the occurrence of one or more of the following events:-

      (a) Upon any Event of Default, at the option of the non-defaulting party exercised by written notice to the defaulting party prior to the cure of such Event of Default.


      (b) At the option of Operator or Owner exercised by written notice to the other in the event of any suspension for a period in excess of ninety
          (90) days or withdrawal or revocation of any material governmental license or permit required for Operator's performance under this Agreement or the operation of the Hotel in accordance with the terms hereof, but such option may be exercised by Operator only if such suspension, withdrawal or revocation is due to circumstances beyond Operator reasonable control. Neither Owner nor Operator shall have any rights of termination pursuant to this Paragraph (b) until ninety (90) days after receipt of written notice from the other party of such suspension, withdrawal or revocation, with each party hereby agreeing to notify the other within three (3) business days of their receipt of any such suspension, revocation or withdrawal.

      (c) Upon any transfer not permitted by the terms of Article XIII, unless consented to in writing by the non-transferring party, at the option of the non-transferring party exercised by written notice to the other party given within ninety (90) days after the non-transferring party learns of such transfer.

      (d) Upon any damage to or destruction of all or any part of the Hotel by fire, casualty or other cause or condemnation or other taking of all or any part of the Hotel which is not required to be repaired or restored by Owner pursuant to Article XI, at the option of either Owner or Operator by written notice to the other given within sixty
          (60) days of the date of such damage or destruction or condemnation or other taking; provided, however, (i) that no termination by Owner shall be effective (and if previously given, may be nullified at the election of Operator) if Owner, at any time within [one (1)] year after such damage or destruction or condemnation or other taking has commenced to restore or repair the Hotel for use as a [specify type] hotel, even if substantial changes are made to the physical structure of the Hotel and (ii) no termination by Operator shall be effective (and if previously given may be nullified at the election of Owner) if Owner, at any time within [one (1)] year after such damage or destruction or condemnation or other taking commences to restore or repair the Hotel for use as a [specify type] hotel. It is understood that the failure of Owner to repair or restore when required to do so under Article XI may become an Event of Default, also allowing for the termination hereof.


3.4   Transition Procedures
      ---------------------


      Upon the expiration or termination of the operating Term, for whatever reason, Owner and Operator shall do the following (and the provisions of this Section 3.4 shall survive the expiration or termination of this Agreement until they have been fully performed).


3.4.1 Licenses
      --------

      Operator shall execute all documents and instruments reasonably necessary to transfer (if transferable) to Owner or its nominee all governmental permits and licenses held by Operator necessary to operate the Hotel. In the event such permits and licenses are not transferable, Operator will use commercially reasonably efforts to help Owner to obtain new licenses and permits necessary for Owner to operate the Hotel.


3.4.2 Leases and Concessions
      ----------------------

      Operator shall assign to Owner or its nominee, and Owner and its nominee, if any, shall assume, all leases and concession agreements in effect with respect to the Hotel then in Operators, rather than Owner's, name, except for blanket concessions affecting other hotels operated by Operator or its Affiliates.


3.4.3 Books and Records
      -----------------

      All books and records for the Hotel kept by Operator pursuant to Section
      4.3 shall be turned over to Owner so as to insure the orderly continuance of the operation of the Hotel, but such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcription for a period of seven (7) years and Operator may retain any copies and computer records thereof which it desires.

3.4.4 Tradename and Marks
      -------------------

      Owner acknowledges that it has no right, title or interest in the Tradename and/or the Marks and Owner agrees that no right or remedy of Operator, nor any other provision of this Agreement, shall confer on Owner or any transferee, assignee, sublicensee or successor of Owner, or any person, firm or corporation claiming through or by Owner, the right to use the Tradename and/or the Marks whether before or after the expiration or termination of this Agreement.


3.4.5 Remittances
      -----------

      Operator shall remit to Owner from the Agency Account and the Reserve all funds remaining, if any, after payment of all accrued Gross Operating Expenses, Fees and other amounts due Operator.


3.4.6 Termination Payments to Operator
      --------------------------------

      In the event the Operator is terminated pursuant to Article III, other than for a material breach by Operator under Article XII hereof, which has not been remedied by Operator within [ ] days after notice of such breach is given in writing to Operator, or in the event of a termination by the Operator pursuant to Article XII hereof, Owner shall be required to pay Operator a termination fee with respect to each year remaining under this

      Agreement. The termination fee shall be calculated based on the formula (Remaining number of years under the Agreement) multiplied by a factor which shall be as follows -


      (i) in the event of a termination during the first five (5) years, the factor shall be the sum of the actual fees paid or payable to Operator pursuant to this Agreement and based on revenues generated to date plus fees payable to Operator in accordance with the provisions of this Agreement based on the projected revenues for the rest of the year;


      (ii) in the event of a termination after the first five (5) years, the factor shall be the average of the fees paid or payable to Operator hereunder for the preceding two (2) years;


      (iii) in the event of a termination after the first ten (10) years, the factor shall be the average of the fees paid or payable to Operator hereunder for the preceding three (3) years.

                                   ARTICLE IV

                    HOTEL BUDGETARY AND ACCOUNTING PROCESSES


4.1   Annual Operating Projection
      ---------------------------

      Not later than ninety (90) days prior to the commencement of each Fiscal Year, Operator shall submit the Annual Operating Projection to Owner for Owner's Approval. The Annual Operating Projection shall contain the following -


      (a) Operator's reasonable estimate of Gross Revenues and Gross Operating Expenses for the forthcoming Fiscal Year. These shall be itemized in detailed departmental and sub-departmental schedules and also represented in summary form. These shall be zero based detailing completely each and every operating revenue and expense. Assumptions shall be presented, in narrative form, detailing the basis of such schedules in a presentation to Owner.


      (b) A separate estimate of the Fees to be paid for the forthcoming Fiscal Year.


      (c) A detailed estimate of the amounts to be dedicated to the Reserve and all anticipated expenditures to be made from the Reserve during the forthcoming Fiscal Year. Such estimate shall include each item requested, the number of units to be replaced, unit costs, and costs in aggregate, together with such additional information as Owner shall reasonably request during the Fiscal Year relating to the anticipated expenditures. Where color or type of style of an item is changed from the previous item, the new item shall be presented for Owner Approval.


      (d) An estimate of any amounts, and the timing thereof, that Owner will be required to provide as Working Capital or to expend to meet Owner's financial obligations under Article VII hereof.


      (e) The program for advertising and marketing the Hotel for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed expenditures by each and every category and the detailed assumptions, in narrative form, forming the basis of such budget itemization. The program for advertising and marketing shall include but not be limited to items such as; positioning statements, the rate schedule, discounting policies, staffing, incentive compensation plans, detailed advertising commitments (schedules, medium, estimated costs), promotions, sales trips/blitz schedule, and target market mix.

      (f) Detailed Staffing Plan, with a description of each position, the number of employees at each position, together with estimated cost thereof and reasons for proposed additions from previously Approved Annual Operating Projections.


4.2   Approval
      --------

      Owner and Operator shall negotiate in good faith during the ninety (90) days period prior to the commencement of such Fiscal Year to Approve an Annual Operating Projection for such Fiscal Year. Owner shall have the right to approve or reject the budget in its entirety or on a line by line basis. If Owner and Operator are unable to agree on the budget or any portion of the budget, until an agreement is reached, the Hotel shall be operated on the basis of the last Approved Annual Operating Projection, or relevant part of such, with the following modifications -


4.2.1 Expenses
      --------

      Any items rejected (other than for items normally paid for from the Reserve) may be increased, at Operator's option, by up to [ ] percent ( %) since the Fiscal Year of the last Approved Annual Operating Projection, except for non-discretionary items as defined in Section 5.3.2 which shall not be so increased but which will be resolved pursuant to Section 5.3.2.

4.2.2 Reserve
      -------

      Operator shall have the right to expend from the Reserve the entire amount to be dedicated thereto during such ensuing Fiscal Year so long as the fundamental character of the Hotel's structure or Furniture and Equipment is not altered. Owner shall have the right to approve any changes in decor.



4.3   Books and Records
      -----------------

      Operator shall keep full and adequate books of account and other records reflecting the results of operation of the Hotel on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles. The books of account and all other records relating to or reflecting the operation of the Hotel shall be kept either at the Hotel or at Operator's offices in [_______________] and shall be available to Owner and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection and transcription. All of such books and records pertaining to the Hotel including, without limitation, books of account, guest records and front office records, at all times shall be the property of Owner and shall not be removed from the Hotel or Operator's offices by Operator without Owner's Approval.


4.4   Accounting
      ----------

      Operator shall deliver to Owner within [thirty (30)] days after the end of each calendar month an interim accounting showing the results of the operation of the Hotel for such month, for the Fiscal Year to date and a computation of Gross Revenues and Gross Operating Expenses. Such interim accounting and the annual accounting referred to below shall - (i) be in form Approved by Owner; (ii) be taken from the books and records maintained by Operator for the Hotel in the manner hereinabove specified;
      (iii) follow the general form set forth in the Uniform System, allowing for deviations which are necessary in order to comply with this Agreement;
      (iv) separately state the amount of Fees and any other amounts payable or expenses reimbursable to Operator or its Affiliates and (v) be accompanied by a certificate of Operator's chief accounting officer certifying that such statement was prepared under such officer's direction and in such officer, opinion is true and correct. Within [one hundred twenty (120)] days after the end of each Fiscal Year, Operator shall deliver to Owner an annual accounting, audited and certified by a nationally recognized firm of certified public accountants having hotel accounting experience selected by Owner and Approved by Operator, showing the results of Revenues and Gross Operating Expense, and any other information necessary to make the computations required hereby or which may be requested by Owner, all for such Fiscal Year. If Owner does not present objections to the certified statements within three (3) years following receipt by Owner, such certified statements shall be deemed correct and conclusive for all purposes excluding fraud or manifest errors. The annual accounting for any Fiscal Year shall be controlling over the interim accountings for such Fiscal Year.


4.5. Group Services
     --------------

4.5.1 Operator shall, in the operation of the Hotel and for the benefit of its guests, provide or cause its affiliates or associated companies to provide, outside the Country, inter-hotel reservation, convention, business and sales promotion service (including the maintenance and staffing of Operator's sales force and regional sales offices in various parts of the world), publicity, public relations, and all other group benefits, services and facilities including institutional advertising programs (which exclude advertising in which one or more other Operator hotels participates by mutual agreement and shares the cost thereof), to the extent appropriate furnished to other hotels operated by Operator and its affiliates (herein called "Group Services").


4.5.2 Neither Operator nor any affiliates of Operator shall receive any profit for the rendition of Group Services. Operator shall, however, be entitled to be reimbursed by the Owner for the Hotel's share (herein called "Group Allocation") of all costs incurred by Operator and its affiliates, including salaries of officers or employees, in the rendition of said services. If the Group Services are performed on behalf of the Hotel and other hotels operated by Operator and its affiliates, and in the case of computerized telephone reservation, billing and credit services, the charges therefore shall be made on the same basis as to the other hotels operated by Operator.

                                   ARTICLE V

                             REVENUES AND EXPENSES

5.1   Agency Account
      --------------

      Gross Revenues and additional funds supplied by Owner for Working Capital or other purposes, exclusive of funds deposited in the Reserve, shall be deposited in the Agency Account. The Agency Account shall be opened and maintained at all times solely by Operator and checks or other documents of withdrawal therefrom shall be signed only by representatives of Operator approved by Owner and with any checks in excess of US$ [_________________] requiring two signatories. All risk of loss with respect to funds in the Agency Account shall be borne by Owner, unless such loss results from the gross negligence or willful misconduct of Operator in which case the risk of loss shall be borne by Operator.


5.2   Operator's Fees
      ---------------

      In consideration of Operator's performance hereunder, Owner shall pay to Operator the Fees. The Fees shall be calculated on a Fiscal Year basis, but shall be payable monthly, on or before the [tenth (10th)] day of each calendar month for the preceding calendar month, based upon Operator's reasonable estimate of the amount due as contained in the monthly reports to Owner. Operator is authorized to disburse to itself from the Agency Account the amounts owing as Fees, but, if insufficient funds are available to do so, Owner shall pay same to Operator in the manner described in Section 5.3.2.


5.3   Working Capital
      ---------------


5.3.1 Agency Account
      --------------

      Operator shall be entitled to use all funds in the Agency Account for the payment of Gross Operating Expenses. In addition, Operator shall be entitled to retain in the Agency Account such amount of Working Capital as shall be necessary to service the cash needs of the operation of the Hotel. If, however, at any time Operator anticipates insufficient funds in the Agency Account to pay such Operating Expenses, Owner shall fund in accordance with Section 5.3.2.


5.3.2 Funding of Working Capital
      --------------------------

      Working Capital shall be funded based on the ninety (90) days cash flow forecast provided by Operator. Owner shall fund ten (10) days prior to the upcoming month the amount required for the upcoming month based on the Approved ninety (90) days cash flow forecast. Operator shall submit ninety
      (90) days cash flow forecast to Owner each month for Approval. If the 90 days cash flow forecast is consistent with the Approval Annual Operating

      Projection, or requires lower Working Capital funding than the amount Approved, then approval shall not be withheld. If the Working Capital requirement is greater than the amount of upcoming month in the Approved Annual Operating Projection then Owner may approve or reject such variances subject to the following limitations. Variances shall be subdivided into two categories: discretionary and non-discretionary. Non-discretionary items shall be payments for the Reserve, Fees and other items such as utilities, phone, payroll for employees necessary for the operation of the Hotel in accordance with the standards set forth herein, and other critical operating expense necessary to maintain the Hotel's operating status for that upcoming month. Discretionary expenses shall be those which are not needed in the upcoming month to maintain the Hotel's operating status. Owner shall have the right to approve or reject discretionary expenses, but shall have no such right for non-discretionary items.


5.3.3 Reserve
      -------

      On or before the tenth (l0th) day of each calendar month, Operator shall transfer into the Reserve the percentage of Gross Revenue for the previous month provided for in the Fee and Reserve Addendum for the then current Fiscal Year (or such greater amount as has been approved in the Annual Operating Projection for such Fiscal Year). The proceeds from the sale of Furniture and Equipment no longer needed for the operation of the Hotel shall also be deposited in the Reserve and credited against the amount required to be deposited thereto. At the end of each Fiscal Year, any amounts remaining in the Reserve shall be carried forward to the next Fiscal Year and shall be in addition to the amount to be reserved in the next Fiscal Year. In the event at any time there are insufficient funds in the Reserve for any Fiscal Year, then Owner shall fund in accordance with
      5.3.2 in such amounts as are provided in the Annual Operating Projection. The Reserve shall be opened and maintained at all times solely by Operator and checks or other documents of withdrawal therefrom shall be signed only by representatives of Operator. All risk of loss with respect to funds in the Reserve shall be borne by Owner unless such loss results from the negligence or willful misconduct of Operator in which case the risk of loss shall be borne by Operator. Owner shall have the right not to fund and to withdraw funds from the Reserve but Owner hereby agrees to fund to the Operator all amounts, which would have been in the Reserve had Owner funded or not made such withdrawals, at such times as needed by Operator pursuant to the Approved Annual Operating Projection Owner shall deliver to Operator at the time Owner does not fund or at the time of making any such withdrawals evidence satisfactory to Operator of Owner's ability to timely refund such withdrawals.


5.4   Remittance to Owner
      -------------------

      After payment of Gross Operating Expenses, Fees and the transfer to the Reserve, Operator shall remit to Owner on or before the twentieth (20th) day of each calendar month any balance in the Agency Account, less needed Working Capital.


5.5   Annual Adjustments
      ------------------

      At the end of each Fiscal Year following the rendition of the annual certified statement of operations, Owner and Operator shall promptly (and in all events within thirty (30) days after rendition of such statement) make such adjustments as necessary to insure that the proper amounts have been paid as Fees and deposited in the Reserve.

5.6   Investments
      -----------

      Operator shall temporarily invest funds in the Agency Account and the Reserve, with due regard for the cash needs of the Hotel. Amounts earned as investments from the Agency Account and the Reserve shall not constitute Gross Revenues. Operator may periodically (or in connection with Approval of the Annual Operating Projection) request Approval from Owner of permitted investment mediums for this purpose; except as to investment mediums specifically disapproved in writing by Owner within fifteen (15) days after Operator's request for Approval, all risk of loss from such investments shall be borne by Owner. Owner hereby approves the following investments: Treasury Bills issued by the United States Government; Certificates of Deposits in amounts of US$100,000 or less insured by the Federal Deposit Insurance Corporation or comparable insuring Organization and Money Market accounts by major financial institutions.


                                   ARTICLE VI

                 TRADENAME, MARKETING AND CENTRALIZED SERVICES

6.1   Use of Tradename
      ----------------

      From and after the Commencement Date and during the Operating Term, the Hotel shall at all times be known and designated as a hotel operating under the Tradename. Operator shall satisfy all applicable Legal Requirements in order that the Hotel may lawfully be operated under the Tradename. Owner acknowledges that the Tradename is a [registered service mark] of Operator, and that the Tradename is and shall continue to be the sole property of Operator.


6.2   Change of Tradename
      -------------------

      It is acknowledged that in the future Operator may determine to change the name of the chain from the Tradename to another name, and in connection with such change, Operator may determine to convert the name of the hotels in the chain, including the Hotel, from the Tradename to another designation. Operator shall seek the approval of Owner for any such change of name which approval shall not be unreasonably withheld. If Operator elects to change the name of the chain or of the Hotel, any costs of Owner in connection therewith shall be agreed upon in advance by Operator and Owner within thirty (30) days of Owner's demand therefor. Upon any termination or expiration of this Agreement, Owner shall not thereafter use any name for the Hotel, or any aspect of the operation of the Hotel, containing or similar to the Trademark, any Mark, or the name of Operator.

6.3   Centralized Services
      --------------------

      Operator will cause to be furnished to the Hotel certain services which are furnished generally on a central or region basis to other hotels operated by Operator ("Centralized Services"). Operator may pay the costs of Centralized Services out of the Agency Account together with other operating costs of the Hotel.

                                  ARTICLE VII

                                 USE OF RESERVE



7.1.  Reserve
      -------

      The funds in the Reserve shall be utilized by Operator for purposes approved in the Annual Operating Projection from time to time and for the following purposes.


7.1.1 Replacement of Furniture and Equipment
      --------------------------------------

      Operator shall make such expenditures from the Reserve and substitutions of and replacements or additions to Furniture Equipment as it may deem necessary; provided, however, that Operator shall not make (except in event of an emergency due to casualty or act of God under circumstances in which it would be unreasonable to seek to obtain prior approval any expenditure over [US$_______________] for any single non- budgeted item or [US$_____________] in any Fiscal Year for all non-budgeted items without the Approval of Owner.



7.1.2 Replacements of and additions
      To Furnishings and Equipment
      -----------------------------

      7.1.2.1 In the first operating year an amount equal to one percent (1%) in the second operating year an amount equal to two percent (2%), in the third operating year an amount equal to three percent (3%) and for every operating year thereafter an amount equal to four percent (4%) of Revenue as a provision for replacements and additions to Furnishings and Equipment and all proceeds from the sale of Furnishings and Equipment, which, for the purposes of this Section only, shall include telephone and switchboard equipment, otherwise included as building installation or systems, no longer needed for the operation of the Hotel shall be credited to a reserve for replacements and addition to Furnishings and Equipment (the "Replacement Reserve") and shall be deposited monthly by Operator in a bank account under the exclusive control of Operator (the "Replacement

      Fund") bearing interest, which interest shall be credited to the Replacement Reserve and accumulated in the Replacement Fund or, if the parties so mutually agree, otherwise invested. Operator shall be entitled to withdraw from the Replacement Fund and shall charge against the Replacement Reserve any amounts required to make all replacements of and additions to Furnishings and Equipment deemed by it to be necessary (except as provided under Section 6.4 of this Article) or desirable, which Furnishings and Equipment shall be and become, forthwith upon acquisition and installation and without further act or action, the property of Owner.


      7.1.2.2 Replacements of and additions to Furnishings and Equipment deemed by Operator to be necessary or desirable, the cost of which shall exceed the balance in the Replacement Reserve, shall be subject to the approval of Owner, and such excess shall be paid for by Owner.


      7.1.2.3 Any amounts remaining in the Replacement Fund at the termination or expiration of the operating Term shall be credited to Gross Operating Profit in the last Fiscal Year of the Operating Term.

7.1.3 Certain Non-Routine Repair and Maintenance
      ------------------------------------------

      Operator shall have the right to make expenditures from the Reserve for certain non-routine repairs and maintenance to the Hotel which are normally capitalized under generally accepted accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls or the like, but which are not major repairs, alterations, improvements, renewals or replacements to the Hotel building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.


7.1.4 Alterations, Additions and Improvements
      ---------------------------------------

      Operator shall have the right to make expenditures from the Reserve for such alterations, additions or improvements in or to the Hotel as are required to be made in order to maintain the Hotel as a [to specify type] class hotel [in accordance with the Chain Standards].


7.1.5 Minor Structural Repairs and Improvements
      -----------------------------------------

      Operator shall have the right to make expenditures from the Reserve for structure repairs and minor capital improvements to the Hotel (exclusive of Furniture and Equipment) having an estimated cost not in excess of [US$50,000] aggregate in any Fiscal Year in order to maintain the Hotel as a [to specify type] class hotel [in accordance with the Chain Standards].


7.1.6 Ordinary and Non-Structural
      Repairs and Maintenance
      ---------------------------

      Operator shall, from time to time, make such expenditures from Gross Revenues or from the Reserve for ordinary and non-structural repairs and maintenance as required by the Mortgage or applicable laws and regulations or as it reasonable deems necessary to maintain the Hotel in good operating condition [in compliance with the Chain Standards]. If any such repairs or maintenance shall be made necessary by any condition against the occurrence of which Owner has received the guaranty or warranty of the building of the Hotel or of any supplier of labor or materials for the construction of the Hotel, then Operator shall invoke said guarantees or warranties in Owner's or Operator's name and Owner will cooperate with Operator in the enforcement thereof.


7.1.7 Essential Repairs, Changes and Replacements
      -------------------------------------------

      If at any time during the Operating Term, repairs to the buildings), installations or building systems, changes in the Hotel, or replacements -

      (1) shall be required by reason of any laws, ordinances or regulations, or by any order of governmental authority; or


      (2) shall be essential to the functioning or safety of the Hotel, including its structural integrity, or its continued operation under standards comparable to those prevailing in Operator hotels, such repairs or replacements shall be made promptly by Owner, shall be paid by Owner, at its expense and not as a charge against operations, and shall be made promptly and with as little hindrance to the operation of the Hotel as possible.



7.1.8 Other Charges, Replacements and Additions
      -----------------------------------------

      Any changes, replacements, additions or improvements not otherwise provided for in this Agreement shall, if mutually agreed upon, be made promptly by Owner (or, if Operator agrees, by Operator, upon receipt from Owner of sufficient funds therefore) and strictly in accordance with plans, specifications and designs subject to the prior approval of Operator, and shall be paid for by Owner, at its expense and not as a charge against operations.

                                  ARTICLE VIII

                                 REFURBISHMENT

8.1   Owner's Capital Obligations
      ---------------------------

      Owner shall continue to maintain the Hotel as a [to specify type] class hotel [and in compliance with the Chain Standards] and otherwise in compliance with any Mortgage or applicable Legal Requirements, provided, however, that the cost thereof shall be paid from the Reserve or, if necessary, shall be funded by Owner, to the extent the balance in the Reserve is at any time inadequate to comply with the requirements of any Mortgage or applicable Legal Requirements and except as otherwise provided for casualty or condemnation in Article XI. All alterations, additions, improvements, repairs and replacements in or to the Hotel shall be made with as little hindrance to the operation of the Hotel as possible, and Owner shall use its best efforts to present any liens from being filed against the Hotel which are arise from any such work and, if any such liens are filed, shall promptly obtain the release thereof.

                                   ARTICLE IX

                                   INSURANCE
9.1   Owner's Insurance
      -----------------

      Throughout the Operating Term, Owner shall insure the Buildings and Appurtenances, each of their component parts and all Furniture and Equipment and Fixed Asset Supplies against damage from risks of all nature (including, without limitation, earthquake, flood, boiler and machinery insurance, but excluding, at Owner's discretion, damage resulting from war, nuclear energy, and wear, tear and inherent vice) in aggregate amounts which shall be not less than 100% of replacement cost thereof (exclusive of foundations and footings). Owner shall carry such other or additional insurance in such buildings, facilities and contents of the Hotel in such amounts as are customary in the industry in order to preserve the Hotel's operations.



9.2   Operator's Insurance
      --------------------

      Operator shall throughout the Operating Term provide and maintain, with the cost to be charged to Owner as a part of Gross Operating Expenses -

      (a) Comprehensive general public liability insurance in amounts satisfactory to Owner, but in any event not less than a combined single limit of not less than US$[__________________] for each occurrence, for personal injury and death, and property damage, which shall among other risks, include coverage against liability arising out of the Ownership or operation of motor vehicles, as well as coverage in such amount against all claims brought anywhere in the world arising out of alleged (i) bodily injury, (ii) death, (iii) property damage, (iv) assault or battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction or (viii) liquor law or dram shop liability;


      (b) worker's compensation insurance or insurance required by similar employee benefit acts as well as insurance having a minimum per occurrence limit as Operator may reasonably deem advisable against all claims which may be brought for personal injury or death of Hotel employees, but in no event less amounts prescribed by applicable law;


      (c) Fidelity bonds, with reasonable limits and deductibility to be determined by Operator, covering Operator's employees in job classifications normally bonded in other hotels it manages in the

          United States or otherwise required by law, and comprehensive crime insurance to the extent that Operator reasonably deem such to be necessary for the Hotel;


      (d) Business interruption insurance covering loss of income to both Owner and Operator for a minimum period of [six (6)] months resulting from interruption of business caused by the occurrence of any of the risks insured against under the property damage insurance referred to in
          Section 9.1; and


      (e) Such other insurance coverage as are customarily maintained by Operators of hotels comparable to the Hotel in the location of the Hotel, with such limits and deductibility as Operator may reasonably determined.


9.3   Increase In Insurance Limits
      ----------------------------

      Owner may require Operator to increase the limits of the above insurance coverage and may require Operator to carry other or additional insurance, but all premiums therefor shall be paid by Owner directly in advance and shall not be included in Gross Operating Expenses.


9.4   Form of Policies
      ----------------

      All insurance required by Sections 9.1 and 9.2 shall be in such form and with such companies as shall be reasonably satisfactory to Owner and Operator and as shall comply with terms of Mortgages. And insurance may be provided under blanket policies of insurance. All property damage insurance maintained by Owner pursuant to Section 9.1 shall, so long as the Hotel is mortgaged pursuant to a Mortgage, be subject to a standard mortgagee clause in favor of the holder of the Mortgage and shall name Operator as an additional insured. All other insurance shall be in the name of Owner and Operator. All policies of insurance shall provide if available at reasonable costs, that (i) the insurance company will have no right of subrogation against the holder of the Mortgage, Owner, Operator or any of their respective Affiliates or the agents or employees thereof and (ii) that the proceeds thereof in the event of loss or damage shall, to the extent payable to any holder of a Mortgage, be payable notwithstanding any act of negligence or breach of warranty by Owner or Operator which might otherwise result in the forfeiture or non-payment of such insurance proceeds.


9.5   Insurance Proceeds
      ------------------

      Owner and Operator agree that, if Owner shall be required to repair or restore the Hotel after an insurable casualty, subject to the terms of the Mortgages, all proceeds of property damage insurance required to be maintained by Owner under Section 9.1 when and if collected shall be deposited in a trust account in a bank or trust company Approved by Operator and Owner and such insurance proceeds shall be used to the extent necessary for the restoration or reconstruction of the Hotel and any other improvement or improvements on the Premises, together with replacing any Furniture and Equipment and Fixed Asset Supplies required in the operation of the Hotel, all such proceeds being pledged and dedicated by the parties for the purpose.


9.6   Certificates
      ------------

      Certificates of all policies shall be delivered to the party hereunder who is not required to purchase the insurance prior to the Commencement Date and thereafter certificates of renewal shall be delivered not less than thirty (30) days prior to the expiration date of such policies. All such certificates shall specify that the policies to which they relate cannot be cancelled or modification less than thirty (30) days' prior written notice to such other party.


                                   ARTICLE X

                    TAXES, UTILITIES, AND MORTGAGE PAYMENTS

10.1  Taxes
      -----

      Owner shall pay, prior to delinquency all real estate taxes, all person property taxes and all betterment assessments levied against the Hotel or any of its component parts. Operator shall promptly deliver to Owner all notices of assessments, valuations and similar documents to be filed by Operator or Owner or which are received from taxing authorities by Operator. Notwithstanding the foregoing obligations of Owner, Owner may, at its sole expense, contest the validity or the amount of any such tax or assessment, provided that such contest does not materially jeopardize Operator's rights under this Agreement. Operator agrees to cooperate with Owner and execute any documents or pleadings required for such purpose, but Owner shall reimburse Operator for any out-of- pocket costs incurred by Operator in so doing.

10.2  Utilities, Etc
      --------------

      Operator shall promptly pay all fuel, gas, light, power, water, sewage, garbage disposal, telephone and other utility bills currently as they are incurred in connection with the Hotel from Gross Revenues on Working Capital.


10.3  Mortgage Payments
      -----------------

      Owner shall be solely responsible for paying, when due, all principal and/or interest payments and other charges payable under any Mortgage.


                                   ARTICLE XI

                      DAMAGE OR DESTRUCTION; CONDEMNATION

11.1  Damage or Destruction
      ---------------------

      If the Hotel or any portion thereof shall be damaged or destroyed at any time or times during the Operating Term by fire, casualty or any other cause, Owner will, at its own cost and expense and with due diligence, repair, rebuild or replace the same so that after such repairing, rebuilding or replacing, the Hotel shall be substantially the same as prior to such damage or destruction. Owner shall undertake such work within ninety (90) days after the proceeds of any insurance becomes available to Owner for such repairing, rebuilding or replacing, and shall complete the same diligently. Notwithstanding the foregoing: (i) if the Hotel is damaged or destroyed to such an extent that the cost of repairs or restoration as reasonably estimated by Owner exceeds one-third of the cost to Owner of the Hotel; (ii) the insurance proceeds for such loss are less than eighty percent (8%) of the replacement cost of the Hotel; (iii) the mortgagee under the Mortgage does not release the insurance proceeds for restoration; or (iv) the damage is sustained within the last three years of the operating Term; then upon the occurrence of any of such events, Owner shall have no obligation to repair, rebuild or replace the Hotel.



11.2  Condemnation
      ------------

      If only a part of the Hotel shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority, and in the reasonable opinion of Owner the Hotel can be altered, restored or repaired so as to make it a satisfactory architectural unit as a hotel of similar type and class as prior to the taking or condemnation, Owner shall so alter, restore and replace if the proceeds of such condemnation will be sufficient to pay or the costs of same, Owner and Operator agreeing to pledge so much of their awards as is necessary for such purpose. Such work shall be commenced within ninety

     (90) days after such proceeds become available and shall be diligently pursued to completion. Owner and Operator agree to request separate awards in the event of any taking or condemnation. Notwithstanding the foregoing:
      (i) if the condemnation proceeds from such taking are less than eighty percent (80%) of the replacement cost of the Hotel; (ii) the mortgagee under the Mortgage does not release the condemnation proceeds for restoration or (iii) the condemnation is sustained within the last three years of the Operating Term then upon the occurrence of any of such events. Owner shall have no obligation to repair, rebuild or replace the Hotel


                                  ARTICLE XII

                          EVENTS OF DEFAULT; REMEDIES

12.1  Non-Payment
      -----------

      The failure of either party to pay any sum of money to the other party when due and payable, if such failure is not cured within ten (10) days after written notice specifying such failure is received by the defaulting party from the non-defaulting party.

12.2  Other Covenants
      ---------------

      The failure of either party to perform, keep or fulfill any of the other covenants, undertakings or obligations set forth in this Agreement, if such failure has or could have a material adverse effect on the operation of the Hotel or the rights and duties of either party hereto and such failure is not cured within thirty (30) days after written notice specifying such failure is received by the defaulting party from the non-defaulting party; provided, however, that if such failure is incapable of cure within such period, and the defaulting party commences to cure such default during such period and thereafter prosecutes such cure to completion with all due diligence, then no Event of Default shall exist unless such failure remains uncured after one hundred twenty (120) days after repair of such notice.


12.3  Breach of Warranty
      ------------------

      Any warranty or representation made herein or in any document executed in connection therewith is breached in and material respect.

12.4  Bankruptcy
      ----------

      The filing by Owner or Operator of a voluntary petition in bankruptcy, or the filing by Owner or Operator of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other applicable law or regulation relating to bankruptcy insolvent or other relief for debtors, or Owner's or Operator's seeking or consenting to or acquiescing in the appointment of any custodian, trustee, receiver, conservator or liquidator of Owner or of all or any substantial part of the Hotel or of any of all of the rents, issues, profits, revenues or royalties thereof, or the making by Owner or Operator of any general assignment for the benefit of creditors, or Owner's or Operator's failure generally to pay its debts as such debts become due, or Owner's or Operator's giving of notice to any governmental body of insolvency or pending insolvency or suspension of operations; or the entry by a court of competent jurisdiction of an order, judgment or decree approving a petition filed against Owner or Operator seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any custodian trustee, receiver, conservator or Owner of all or any substantial part of the Premises or of any or all of the rents, issues, profits, revenues or royalties thereof without the consent or acquiescence of Owner, which appointment shall remain unvacated and unstayed for an aggregate of sixty
      (60) days (whether or not consecutive).



12.5  Remedies
      --------

      Upon the occurrence of an Event of Default (in which case the non-defaulting party may also terminate this Agreement as provided in
      Section 3.3), the non- defaulting party may pursue any and all remedies available that at law or in equity. In addition, in the event of a failure by a party to perform, keep or fulfill any covenant, undertaking or obligation which would have been an Event of Default but for the lack of materiality (as such concept is stated in Section 12.2) of such default, the non-defaulting party shall have all remedies available at law or in equity except the termination hereof.

                                  ARTICLE XIII

                              TRANSFER RESTRICTION


13.1  Ownership Transfer
      ------------------

      Owner shall not, without Operator's Approval which may be given or withheld in Operator's sole discretion, consummate any Ownership Transfer with a transferee which includes one or more of the following: (a) a person, entity or group engaged, directly or indirectly, in the Ownership, operation, management of hotels competitive to Operator (excluding recognized banking, financial institutions, life insurance companies and pension funds); (b) a non-profit (other than pension funds) or governmental organization or entity; or (c) any person or entity which own or operates a distillery, winery or brewery or a distributorship of alcoholic beverages if such Ownership or operation might reasonably impair the ability of Operator or its Affiliates to obtain or retain liquor licenses for any hotel, motel, restaurant, bar or lounge (including, but not limited to the Hotel), now or hereafter operated or owned by Operator or its Affiliates and any Affiliate of such a person or entity. Notwithstanding the above, Owner shall have the right to assign its rights and obligations under this Agreement to an Affiliate of Owner which meets the criteria set forth above. Notwithstanding anything to the contrary contained herein, any Ownership Transfer hereunder shall (A) require as a condition precedent thereof (i) a demonstration to the reasonable satisfaction of Operator that the transferee is financially and otherwise able to satisfy the terms and obligations of Owner hereunder and (ii) a prior written and legally enforceable undertaking from Owner that it shall guarantee to the reasonable satisfaction of Operator the obligations of the transferee as Owner hereunder following an Ownership Transfer, and (B) not be permitted without the prior written consent of Operator prior to the expiration of the later to occur of (i) expiration of the three years period described in Section 2.3 of the Other Agreement and (ii) the execution and delivery of Opening Agreements to Operator for each of the Hotels listed on Schedule 1 to the Other Agreement in accordance with the terms of the Other Agreement. Owner shall from time to time, upon the written request of Operator, furnish Operator with a list of the names and addresses of the Owner of the capital stock, partnership interests or other proprietary interests in Owner. Upon the effectiveness of any

      Ownership Transfer permitted hereunder, the definition of Owner shall for all purposes of this Agreement for acts occurring after the effective date of such transfer, automatically be amended to refer to the person who is the transferee, rather than to the person who is the transferor, in respect of such Ownership Transfer.



13.2  Assignment by Operator
      ----------------------

      Operator shall have the right to assign its rights and obligations under this Agreement without the consent of Owner to any Affiliate or to any other assignee who also acquires all, or substantially all of the assets of Operator.



                                  ARTICLE XIV

                                 MISCELLANEOUS

14.1  Further Assurance
      -----------------

      Owner and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, shall take any other action necessary to make this Agreement fully and legally effective binding and enforceable as between them and as against third parties.

14.2  Waiver
      ------

      The waiver on any of the terms and conditions of this Agreement on any occasion or occasions shall not be deemed a waiver of such terms and conditions on any future occasion.



14.3  Successors and Assigns
      ----------------------

      This Agreement shall be binding upon and inure to the benefit of Owner, its successors and permitted assigns, also shall be binding upon and inure to the benefit of Operator, its successors and permitted assigns.



14.4  Governing Law
      -------------

      This Agreement shall be governed by the laws of England.



14.5  Compliance with Mortgage
      ------------------------

      In carrying out its duties and obligations under the terms of this Agreement, Owner shall take no action that will constitute a default under any Mortgage. In carrying out its duties and obligations under the terms of this Agreement, Operator shall take not action permitted by this Agreement which would constitute a default under any Mortgage a copy of which has been delivered to Operator unless, in Operator's reasonable judgment, Operator's failure to take such action would adversely impact Operator's rights hereunder.



14.6  Amendments
      ----------

      This Agreement may not be modified amended, surrendered or change, except by a written instrument executed by Owner and Operator.



14.7  Estoppel Certificates
      ---------------------

      Owner and Operator agree, at any time and from time to time, as requested by the other party upon not less than ten (10) days prior written notice, to execute and deliver to the other a statement certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that this Agreement is in full force and effect as modified and stating the modifications), certifying the dates to which required payments have been paid and stating whether or not to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Agreement, and if so, specifying each such default of which the signer may have knowledge and anything else reasonably requested it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

14.8  Inspection Rights
      -----------------

      Owner shall have the right to inspect the Hotel and examine the books and records of Operator pertaining to the Hotel at all reasonable times during the Operating Term upon reasonable notice to Operator and Owner and the holder of any Mortgage, and any prospective mortgagee or purchaser shall have access to the Hotel and the books and records pertaining thereto at all times during the Operating Term to the extent necessary to comply with the terms of such Mortgage to the extent consistent with applicable law and regulations and the rights of guests, tenants and concessionaires of the Hotel.


14.9  Subordination
      -------------

      This Agreement and any execution hereof shall be subordinate to the Mortgage and any other mortgage or similar security instrument hereafter affecting the Hotel or the Premises and all renewals, modifications, consolidations, replacements and extensions thereof, provided that the Owner and holder of such Mortgage or other mortgage instrument enters into an agreement in form and substance reasonably satisfactory to Operator, providing that the rights of Operator under this Agreement shall not be affected by any foreclosure of or enforcement proceedings under the Mortgage or such other mortgage or instrument. Operator agrees that in the event the interest of Owner in the Hotel or the Premises which is subject to the lien of any Mortgage shall be transferred by reason of foreclosure, sale under a power granted under any Mortgage, or other proceedings or for any other reason (including, without limitations, by delivery of a deed in lieu of foreclosure). Operator shall be bound to the transferee of said interest of Owner under all of the terms, covenants and conditions of this Agreement for the balance of the Operating Term remaining and any extensions hereof with the same force and effect as if the transferee were Owner under this Agreement, provided, however, that Operator shall not be bound by this Agreement if the transferee does not comply with all of the terms, covenants and conditions of this Agreement and any transferee shall be liable for the termination payments due to Operator pursuant to Section
      3.4.6 of this Agreement.


14.10 Effect of Approval of
      Plans and Specifications
      ------------------------

      Owner and Operator agree that in each instance in this Agreement or elsewhere therein Operator is required to give its Approval of plans, specifications, budgets and/or financing, no such Approval shall imply or be deemed to constitute an opinion of Operator, nor impose upon Operator any responsibility for the design or construction of the Hotel, including, but not limited to compliance with Legal Requirements or as to structural integrity or life/safety requirements or adequacy of budgets and/or financing.


14.11 Indemnity By Operator
      ---------------------

      Operator shall indemnify and hold harmless Owner against any losses, liabilities, damages or claims against Owner arising out of (i) any negligence of Operator, its agents, contractors, subcontractor and employees; (ii) any malfeasance or misfeasance on the part of personnel hired by Operator for the management of the Hotel and (iii) any breach of any representation or warranty of Operator herein contained.


14.12 Indemnity by Owner
      ------------------

      Owner shall indemnify and hold harmless Operator against any losses, liabilities, damages or claims against Operator arising out of (i) any negligence of Owner, its agents, contractors, subcontractors and employees and (ii) any breach of any representation or warranty of Owner herein contained.


14.13 Partial Invalidity
      ------------------

      In the event that any one or more of the phrases, sentences, clauses or paragraphs contained in this Agreement shall be declared invalid by the final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if such phrases, sentences, clauses or paragraphs had not been inserted, unless such construction would substantially destroy the benefit of the bargain of this Agreement to either of the parties hereto.


14.14 No Representations
      ------------------

      In entering into this Agreement, Operator and Owner acknowledge that neither Owner nor Operator have made and representation to the other regarding projected earnings, the possibility of future success or any other similar matter respecting the Hotel, and that Operator and Owner understand that no guarantee is made to the other as to any specific amount of income to be received by Operator or Owner or as to the future financial success of the Hotel.

14.15 Relationship
      ------------

      In the performance of this Agreement, Operator shall act solely as an independent contractor neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Operator a partner or joint ventures with Owner or as creating any similar relationship entity, and Owner agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceedings involving Operator and Owner.


14-16 Entire Agreement
      ----------------

      This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superceding all prior agreements or undertakings, oral or written.


14.17 Time of Essence, Force Majeure
      ------------------------------

      Time is of the essence of this Agreement; provided, however, that time limitations set forth in this Agreement, except with respect to monetary obligations, shall be extended for the period of any delay due to causes beyond the delayed party's control or which cannot be reasonably foreseen or provided against, including, without limitations, strikes, governmental, regulations or orders, or events of force majeure.



14.18 Interpretation
      --------------

      No provisions of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any part or other governmental or judicial authority by reason of such party having or being to have structured or dictated such provision.




14.19 Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and need not be signed by more than one of the parties hereto and all of which shall constitute one and the same agreement.



14.20 Consent and Approval
      --------------------

      Except as herein otherwise provided, whenever in this Agreement the Approval of Operator and Owner is required, such Approval shall not be unreasonably withheld or delayed.



14.21 Notices
      -------

      Any notice statement or demand required to be given under this Agreement shall be in writing and be and at the option of the party giving notice,
      (i) personally delivered, or (ii) transmitted by a nationally recognized overnight delivery courier, charges prepaid and addressed, if to Owner to
      [     ], and to Operator [     ], Attention [     ];; with a copy to the
      general manager of the Hotel, or to such other addresses as Operator or Owner shall designate in the manner herein provided. Any such notice shall be deemed to have been given (x) the date of receipt if delivered and to Operator to Attention [personally, (y) two (2) business days after delivery to the overnight courier service as aforesaid, but the time period for any response thereto or action in connection therewith shall not commence to run until actual receipt or rejection or inability to deliver such notice. Owner and Operator each agree that upon giving of any notice, it shall use its best efforts to advise the other by telephone that a notice has been sent hereunder. Such telephonic advice shall not, however, be a condition to the effectiveness of notice hereunder.


14.22 Confidentiality
      ---------------

      The terms and provisions of this Agreement shall be confidential between Owner and Operator and shall be released to third parties only in connection with carrying out their respective duties and obligations described herein, in connection with any order of court to comply with governmental rules and regulations, and as requested by any proposed purchaser or mortgagee of all or any portion of Owner's or Operator's interests in the Hotel and this Agreement.


14.23 Dispute Resolution
      ------------------

      Owner and Operator recognize and acknowledge that protracted disputes between the parties relating to the terms and conditions of this Agreement are not in the best interest of the successful operation of the Hotel. Owner and Operator agree to attempt to resolve any disagreements by discussion between them before resorting to self help, litigation or arbitration.


14.24 Cooperation With Owner's Lender
      -------------------------------

      Operator agrees to cooperate in good faith with any reasonable requested by Owner or its lenders for information relating of the Hotel


14.25 Arbitration
      -----------

      14.25.1 If any dispute arises out of this Agreement the parties shall in the first instance attempt to resolve such dispute by mutual consultation, and any party may at any time serve a notice on the other party requesting such consultation and stating the nature of the dispute.


      14.25.2 If within three (3) months of service of such a notice the dispute has not been settled, then without prejudice to any rights of cancellation or termination under this Agreement, and irrespective of whether this Agreement has been terminated at the election of either party, such dispute shall be submitted to arbitration in conformity with the rules of the International Chamber of Commerce for the time being in force and such arbitration shall be held in the City of London, England or in such other place as the parties shall mutually agree.



14.26 Further Instruments
      -------------------

      Owner shall register this Agreement, execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action, including obtaining any governmental approval, necessary to make this Agreement fully and legally effective, binding and enforceable as between the parties and against third parties. Any fees or expenses incurred in connection therewith shall be borne by Owner.

14.27 Governing Law
      -------------

      This Agreement shall be construed, interpreted and applied in accordance with, and shall be governed by the law of England.


                                   ARTICLE XV

                         REPRESENTATIONS AND WARRANTIES

15.1  Representations and Warranties of Owner
      ---------------------------------------

      In order to induce Operator to enter into this Agreement, Owner does hereby make the following representations and warranties -


      (a) the execution of this Agreement is permitted by the Articles of Incorporation and By-Laws (or other applicable organic documents) of Owner and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Owner enforceable in accordance with the terms hereof;


      (b) there is no claim, litigation, proceedings or governmental investigation pending, or as far as is known to Owner, threatened, against relating to Owner, the properties or business of Owner on the transactions contemplated by this Agreement which does, or may reasonably be expected to materially and adversely affect the ability of Owner to enter into this Agreement or to carry out its obligations hereunder, and there is no basis for any such claim, litigation, proceedings or governmental investigation to the best of Owner's knowledge, except as full disclosed in writing to Operator; and


      (c) neither the consummation of the actions contemplated by this Agreement on the part of Owner to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will. result in the breach of any of the terms, conditions or provisions of, or constitute a default under any agreement, indenture, instrument or undertaking to which Owner is a party or by which it is bound.



15.2.1 Representations and Warranties of Operator
       ------------------------------------------

      In order to induce Owner to enter into this Agreement, Operator does hereby make the following representations and warranties -

      (a) the execution of this Agreement is permitted by the Articles of Incorporation and By-Laws of Operator (or other organic documents) and this Agreement has been duly authorized, executed and delivered and constitutes legal, valid and binding obligations of Operator enforceable in accordance with the terms hereof;


      (b) there is no claim, litigation, proceedings or governmental investigation pending, or as far as is known to Operator, threatened, against relating to Operator, a properties or business of Operator or the transactions contemplated by this Agreement which does, or may reasonably be expected to materially and adversely affect the ability of Operator to enter into this Agreement to carry out its obligations hereunder, and there is no basis for any such claim, litigation, proceedings or governmental investigation to the best of Operator's knowledge, except as has been fully disclosed in writing to Owner; and


      (c) neither the consummation of the actions contemplated by this Agreement- on the- part of Operator to be performed o@ the fulfillment of the terms, conditions and provisions of this Agreement, conflict with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under any agreement, indenture, instrument or undertaking to which Operator is a party or by which it is bound.


                                  ARTICLE XVI

                MANAGEMENT FEES AND OWNER'S PROFIT DISTRIBUTION

16.1  Operator's Fees
      ---------------

      During the Operating Term Operator shall be entitled to receive -


      (1) Monthly, as its basic management fee an amount equal to [_____________] percent (%) of the Revenue of the Hotel, as defined in
          Article V, and


      (2) Monthly, as its incentive fee percent 'i) of the Gross Operating Profit, as defined in Article V.


16.2  Payment of Fees
      ---------------

      Operator's basic management and incentive fees shall be determined in the currency of the Country and shall be payable in United States dollars at the official rate of exchange prevailing on such dates as such fees shall be determined. Operator shall have the right to withdraw the amount of its fees from the Agency Account of the Hotel and, after deducting such income or withholding taxes of the Country as shall be applicable such fees, utilize such United States dollars or other currency freely convertible into United States dollars that may be available in such bank accounts and/or convert such net amount from the currency of the Country to the United States dollars and remits such dollars or other foreign currency to its principal office or such other place as Operator may, from time to time, designate. If exchange control regulations of the Country delay the conversion of its fees into United States dollars, Operator may elect to receive and retain such fees in the currency of the Country during the period of such delay, but such election shall not constitute a waiver of Operator's right to receive payment thereof in United States dollars at the rate of exchange as aforesaid. In the event that such fees shall be subject to any value added tax on turnover imposed by the Country, such fees shall be increased by the amount of such value added tax and Operator hereby authorizes Owner and Owner hereby accepts to be Operator's accredited representative responsible for Operator's conformance with the applicable regulations of the Country, including the declaration and payment of such value added tax.

                                  ARTICLE XVII

                               SPECIAL CONDITIONS

17.1 Operator shall have the right, which may be exercised notwithstanding any claim of force majeure by Owner, to terminate this Agreement if -


      (1) Owner shall not, within a reasonable time not exceeding [word (figure)] months from the date of this Agreement, have obtained a financial commitment which in Operator's opinion is satisfactory and will assure the fulfillment of Owner's obligations under this Agreement; or


      (2) Owner shall not have obtained, within a reasonable time, all necessary government approvals decrees, acts, orders, consents, licenses and permits to enable Owner to construct and Operator to operate the Hotel in accordance with the terms of this Agreement; or


      (3) Owner shall not, within a period of [word (figure)] months from the date of this Agreement, have commenced the construction of the Hotel; or


      (4) Owner shall not, within a period of forty- two months from the date of this Agreement, have substantially completed the constructions, equipping, furnishing and decorating of the Hotel; or

      (5) Operator shall not have obtained, with the cooperation and assistance of Owner, prior to acceptance of the Hotel and throughout the Operating Term, appropriate assurance from the proper authorities as to the right;



          (a) of key personnel needed to establish and operate the Hotel to enter and work in the Country and to be reasonably compensated in currency readily convertible into United States dollars and to repatriate said compensation; and

          (b) of Operator to receive in United States dollars its fees and reimbursements for expenditures in currency other than legal tender of the Country, with the right to remit the same.



        IN WITNESS WHEREOF Operator and Owner act by and through their proper and duly authorized officers or representatives have each duly executed this Agreement under seal as of the date set forth above.

Signed for and on behalf of             )
CONSERVER CORPORATION OF                )                /s/
AMERICA by Charles H. Stein             )
in the presence of                      )

               /s/
         LOW YONG SUAN
         ADVOCATE & SOLICITOR
         KUALA LUMPUR



Signed for and on behalf of             )
Dorsett Hotels & Resorts International  )                /s/
Ltd. by Dato David Chu                  )
in the presence of                      )

               /s/
         LOW YONG SUAN
         ADVOCATE & SOLICITOR
         KUALA LUMPUR

                                   EXHIBIT A
                                   ---------

                 TECHNICAL SERVICES TO BE PROVIDED BY OPERATOR

(I)     EVALUATION, RESEARCH AND ANALYSIS
        ---------------------------------

        Operator evaluation, research and analysis services consist of making available to Owner and its consultants, Operator's expertise and experience in market analysis, and food and beverage and personnel planning as set forth below.

A. Site visit by Marketing Personnel, Evaluation of Independent Feasibility Study, Market Survey, and Hotel Facilities Analysis.

        1. Familiarization with site and local market conditions by Operator Marketing personnel.

        2.    Preparation of a market survey.

        3. Evaluation of the marketing study conducted, including comments upon such study's findings with respect to -

              a.   Airline access and potential for additional services

              b.   Economic review of local competition

              c.   Demand for the Hotel

              d.   Projected average occupancy rates

              e.   Projected average room rates.

B. Site visit by Food and Beverage Personnel and Food and Beverage Facilities Recommendations.

        1. Site visit by Operator Food and Beverage personnel to survey and evaluate -

              a.   The availability of products

              b.   Local food and beverage competition

              C. Local preferences and trends respecting food, beverages and ambience

              d.   Entertainment needs.

        2. Recommendation to Owner respecting the number and style of food and beverage outlets.

C.      Site visit by Human Resources Personnel.

        1.    Site visit by Operator Human Resources personnel to evaluate -

              a.   The staffing needs of the Hotel

              b. The availability of local personnel and the extent to which training programs must be implemented

              c.   The need for staff housing

              d.   Preparation of an outline staffing guide.


(II)    TECHNICAL SERVICES
        ------------------

        Operator's Technical Services consist of making available to Owner, and to its architects, contractors, engineers, interior designers and other consultants with the exception of the civil and structural consultants, Operator's expertise and experience in the design, planning and renovation of hotels as set forth below.

        Operator shall not review, comment upon, approve or assume any responsibility or liability for the civil or structural design, documentation, integrity and execution of any structural component, matter or issue relating to the Hotel.

A.      Owner's Consultants

        Recommendation and/or review of the qualifications of various consultants to be appointed by Owner for the design and renovation program of the Hotel.

        1.    Land surveyor

        2.    Design architect

        3.    Working drawing architect (contract documents)

        4.* Landscape architect (including hardscape and waterfall engineering)

        5.*   Interior designer

        6.    Structural engineer

        7.    Seismic consultant

        8.    Wind tunnel consultant

        9.    Mechanical design engineer

        10.   Electrical design engineer.

        11.   Plumbing design engineer/project manager

        12.   Quantity surveyor

        13.   Security and life safety design consultant

        14.   Vertical transportation design consultant

        15.   Traffic design consultant

        16.*  Lighting design consultant

        17.   Acoustic design consultant

        18.   Communications consultant

        19.   Computer/building automation design consultant

        20.   Audio/Visual design consultant

        21.*  Entertainment center consultant/Operator

        22.*  Kitchen & Laundry consultant

        23.*  Graphic & Signage design consultant

        24.*  Uniform design consultant.

        *Note: Consultants of these disciplines must be approved by Operator.

B.      Architect

        1. Preparation of project description/design statement and space utilization program of the Hotel.

        2.    Preparation of Operator's Design Standards and Criteria.

        3.    Review and approval of schematic drawings.

        4.    Review and approval of design development.

        5.    Review of the final architectural plans and final specifications.

        6. On-site inspections as required during construction and at the completion of the renovation of the Hotel.

C.      Interior Design

        1. Preparation of project description/design statement and space utilization program for the Hotel.

        2.    Preparation of Operator's Design Standards and Criteria.

        3. Assistance to Owner's interior designers with design brief and suggestions on functional layout of guest rooms, public areas, restaurants, bars and ballrooms.

        4. Review of preliminary layouts and suggestions by Owner's interior designers.

        5. Review and approval of the preliminary presentation for interiors, including layout plans, elevations, color schemes and renderings.

        6. Advice on specifications for carpeting, wall coverings, fabrics, etc.

        7. Review and approval of final working drawings for interiors and purchase specifications for furniture and furnishings.

        8.    Selective review of detailed shop drawings.

        9. On-site inspections as required of the work in progress and after completion of the renovation program of the Hotel.

D.      Landscape

        1. Assistance to Owner's landscape architect in developing site plans with suggestions on concepts, themes, treatments, pedestrian flow and functional layouts.

        2. Review of preliminary landscape concept preparation by Owner's landscape architect.

        3. Review and approval of preliminary landscape presentation including site plans, sections, elevations, individual area layouts and color renderings.

        4. Review and approval of final working drawings and planting schedules for landscape, softscape, waterscape and hardscape.

        5. On-site inspections as required of work in progress and at the completion of the renovation work at the Hotel.

E.      Mechanical, Electrical, Plumbing and Vertical Transportation Criteria.

        1. Review with Owner's appointed engineering consultants of initial infrastructure survey.

        2. Review consultants recommended manufacturers and suppliers of equipment.

        3. Review commissioning test and final inspection reports by engineering consultants.

        4. on-site inspections as required during the construction and installations of the various systems.

F.      Lighting

        1. Review information on guest room and public area lighting requirements submitted by Owner's electrical engineering and lighting consultants.

        2. Assistance to Owner's architects, interior designers and lighting consultants in preparation of preliminary lighting schemes for guest rooms, restaurants, ballrooms, private dining rooms, lobby, facade, outdoor landscaped areas, etc.

        3. Review of final lighting layouts for such areas including specific fixture selection in catalogue reference or design form.

        4. Review of electrical lighting plans and dimmer specifications as prepared by Owner's lighting consultant.

        5. On-site inspections as required of layouts and review of selected fixtures.

G.      Kitchen and Laundry Criteria

        1.    Preparation of Operator's Design Standards and Criteria.

        2.    Review and approval of schematic drawings.

        3.    Review and approval design development.

        4.    Review of the final plans and final specifications.

        5.    Recommendation of experienced suppliers and manufacturers.

        6. Review analysis of bids with respect to specification and comparative costs, quality and features.

        7. On-site inspections as required during installation of equipment and commissioning of systems recommendations of acceptance of installations.

H.      Graphic, Signage and Uniform

        1. Preparation of project description, scope of work and design brief for graphics, signage and uniforms.

        2.    Preparation of Operator's Design Standards and Criteria.

        3. Review and comment on designs and specifications for folders, brochures, food and beverage menus, guest supplies, administration forms and pre-opening supplies as per schedule.

        4. Review and comment on designs for crest and symbol of the Hotel and food and beverage facilities and other facilities.

        5. Assistance to uniform consultant on designs material selection, sample presentation and design development of uniforms.

I.      Hotel Equipment

        1. Issue equipment specifications and assistance in the selection for -

              a.   Operating equipment -

                   (i)     Silverware

                   (ii)    Chinaware

                   (iii)   Glassware

                   (iv)    Linens

                   (v)     Uniforms

              b.   Special hotel equipment

                   (i)     Hotel management systems

                   (ii)    Office equipment

                   (iii)   Art and print shop equipment

                   (iv)    Material handling trucks

                   (v)     Cleaning equipment

                   (vi)    Dining room wagons

                   (vii)   Shelving and lockers

                   (viii)  Motor vehicles

                   (ix)    Banquet equipment

                   (x)     Recreational equipment

                   (xi)    Miscellaneous guestroom equipment

              c.   Ancillary Hotel Equipment

                   (i)     Kitchen utensils

                   (ii)    Dining room accessories

                   (iii)   Engineering tools and equipment

                   (iv)    Housekeeping utensils

                   (v)     Miscellaneous.

        2.    Review of FF&E budget.

        3. Submission of specifications and/or catalogue data; recommendation on quantity and quality to be purchased; assistance to Owner in obtaining discount prices that are available to Operator world-wide.

                                   EXHIBIT B
                                   ---------

                             (For Operating Hotel)

                               Hotel Description

1.1   The Site
      --------

      The Hotel has been constructed upon lands (hereinafter called the "Site") and has been acquired by Owner at its expense. The Ownership of the Site shall be documented within a reasonable time after the date of this Agreement and Owner shall deliver, within thirty days after execution of this Agreement, an appropriate instrument supplemental hereto containing a full and correct description of the boundaries thereof.

1.2   Construction, Furnishings and Equipment of the Hotel
      ----------------------------------------------------

      On the Site, Owner has, at its expense, with all reasonable diligence built, equipped, furnished and decorated a Hotel, as defined in Section
      1.3 of this Article.

1.3   The Hotel
      ---------

      The Hotel consists of -

      (A)    The Site;

      (B)    A Hotel building or buildings with -

             (1)   areas and facilities including -

                   (a)  approximately ______ guest rooms and suites,

                   (b) restaurants, bars and banquet, meeting and other public rooms,

                   (c) commercial space for sale of merchandise, goods or services,

                   (d)  garage or other parking space for guests and employees,

                   (e)  storage and service support areas,

                   (f)  offices for employees,

                   (g)  health (fitness) and business centers, and

                   (h)  recreational facilities and areas;

             (2) all installations and building systems necessary for the operation of the building(s) for hotel purposes (including, without limitation, elevator, heating, ventilating, air conditioning, electrical including lighting, plumbing including sanitary, refrigerating, telephone and communications, safety and security, laundry and kitchen installations and systems);

             (3) all furniture and furnishings, which includes guest rooms, office, public area and other furniture, carpeting, draperies, lamps and other items;

             (4)   kitchen and laundry equipment;

             (5) special hotel equipment and adequate spare parts therefore, which include -

                   (a)  all equipment required for the operation of -

                        (i) guest rooms, including televisions, mini-bars and safes,

                        (ii)   banquet rooms,

                        (iii)  a print shop,

                        (iv)   employee locker rooms and

                        (v)    a health and fitness club

                   (b) office equipment, including computer hardware and software as required by Operator,

                   (c)  dining room wagons,

                   (d)  material handling equipment,

                   (e)  cleaning and engineering equipment, and

                   (f) motor vehicles as required for guest and employee transportation;

             (6) dining room accessories, kitchen utensils, engineering tools and equipment, housekeeping utensils and miscellaneous equipment and accessories (hereinafter called "Ancillary Hotel Equipment"); and

             (7) uniforms, china, glassware, linens and silverware and the like (hereinafter called "Operating Equipment");

      (C) public grounds, gardens and other landscaping features and facilities;

      (D)    employee housing, if unavailable convenient to the Hotel; and

      (E) other facilities and appurtenances; as necessary or desirable for the operation of the Hotel under standards comparable to those prevailing in Operator hotels.

      The items to be supplied by Owner under Items (3), (4) and with the exception of spare parts, (5) of subsection (B) above are hereinafter collectively referred to "Furnishing and Equipment".

1.4     Refurbishment of Hotel
        ----------------------

1.4.1 Owner shall refurbish the Hotel according to the Renovation Schedule and scope of work further detailed in Appendix C to this agreement, and in accordance with the construction schedule contained therein. All renovation work performed on the Site must have prior approval of Operator to ensure proper co-ordination with ongoing hotel operations.

1.4.2 Owner shall engage and retain its own expense the design consultants encumbered in Appendix A to this agreement and contracts and other specialists and consultants as shall be necessary and appropriate to complete the renovations, each of whom shall be subject to prior approval by Operator.

1.4.3 Owner and Operator shall cause all such firms and persons to prepare full and adequate plans, layouts, specifications, drawings and designs, both interior and exterior, as provided in Section 1.5 of this Article and, colored renderings and material boards of quality suitable for advertising and promotion, with respect to the Hotel except to the extent they are to be provided by Operator as part of its Technical Services. The contracts with all such firms and persons shall require that where appropriate such firms or persons shall provide, at Owner's expense, adequate training in the use and maintenance of the building(s) and all systems and installations therein and shall furnish to Owner and Operator, at the conclusion of the project, a full set of plans and specifications as executed, and catalogue cut sheets, operating manuals and instructions.

1.5     Plans, Specifications and Designs
        ---------------------------------

             All plans, specifications and designs for the Hotel must be in conformity with Operator's design standards and criteria for hotels and shall be prepared in accordance with Operator's area program, design statement and supporting design criteria documents to be furnished by Operator to Owner as part of Operator's Technical Services as described in Appendix A to this agreement.

1.6     Approval of Plans
        -----------------

             The contracts with the aforesaid consultants and contractors shall provide that all plans, designs, specifications, drawings, layouts, etc. and any changes in or departures therefrom subsequently made or authorized shall be submitted for approval to Owner and Operator prior to implementation. Wherever in this agreement or elsewhere that Operator is required to give its approval of plans, specifications, budgets and/or financing, no such approval shall imply or be deemed to constitute an opinion by Operator on, nor impose upon Operator any responsibility for, the design or construction of building elements, including but not limited to structural integrity of life/safety requirements or adequacy of budgets and/or financing. The scope of Operator's review and approval of plans and specifications is limited solely to the adequacy and relationship of spaces and aesthetics of the buildings for use as a hotel. All reviews and approvals by Operator under the terms of this agreement are for the sole and exclusive benefit of Operator and no other person or party shall have the right to rely on any such reviews or approvals by Operator. Operator shall have the absolute right, in its sole discretion, to waive any such reviews or approvals as a condition to its performance under this agreement.

1.7     Technical Services
        ------------------

1.7.1 Operator shall provide to Owner or shall cause one of its affiliates experienced in rendering technical services for hotels to provide, from the principal place of business of Operator or such affiliate, the Technical Services described in Appendix A to this agreement, and Owner shall in consideration thereof pay Operator or such affiliate the amount of United States dollars _____________ (US$________). This amount shall be paid in three (3) equal installments, and the first installment shall be due upon signing of this agreement with the balance of the two (2) remaining equal installments to be paid upon each of the first quarterly anniversary dates of this Agreement.

1.7.2. In addition to the aforesaid fee, Owner shall, promptly following receipt of properly documented invoices, reimburse Operator or Operator's affiliate for the out-of-pocket expenses incurred by Operator or its affiliate in rendering such Technical Services, including, inter-alia, transportation, food and logging and other travel expenses, courier services, reproductions of plans and designs.

1.7.3 The fees for Technical Services and reimbursement for out-of-pocket expenses incurred in rendering such services shall be payable in United States dollars or in currency freely convertible into United States dollars without reduction for income, withholding, value added or any other taxes imposed by the Country, or bank charges or any other charges, at Operator's or its affiliate's principal office, or to such other place as Operator or its affiliate may, from time to time, designate. In the event that the Country shall impose any income, withholding or other tax upon such Technical Services fees, or deem the reimbursement of such out-of-pocket expenses to be income taxable to Operator or its affiliate, such taxes shall be for the account of and shall be borne by Owner which shall promptly pay any such taxes in order that Operator or its affiliate shall receive full and timely payment of its fees and reimbursements for out-of-pocket expenses. In the event that such fees shall be subject to any value added tax on turnover imposed by the Country, such fees shall be increased by the amount of such value tax and Operator hereby authorizes Owner and Owner hereby accepts to be Operator's accredited representative responsible for Operator's conformance with the applicable regulations of the Country, including the declaration and payment of such value added tax.

1.7.4 Operator or its affiliate shall not be required to render Technical Services for a period in excess of twelve (12) months from the date of commencement of the rendition thereof but, if at the end of such twelve (12) months period -

             (1)   this agreement shall be in full force and effect;

             (2)   the formal re-opening of the Hotel, as defined in Section
                   1.10 of this Article, shall not have taken place; and

             (3) Operator or its affiliate shall elect to continue such services, then, upon notice by Operator or its affiliate to Owner of the intention to continue said services, the fee for said services shall be increased by an amount to be agreed upon by both parties, but Operator or its affiliates shall at all times following such notice retain the right to notify Owner at any time of its intention to terminate such services.

1.7.5 In the event that this agreement shall be terminated at any time for any reason, any amount then owing by Owner to Operation or its affiliate for Technical Services shall be due and payable upon such termination.

1.8     Title to the Hotel
        ------------------

1.8.1 Owner warrants that it has, and throughout the Operating Term as hereinafter defined, will maintain full Ownership of the Hotel (or if Owner's right and interest in the Hotel is derived through a lease, concession or other agreement, Owner shall keep and maintain said lease, concession or other agreement in full force and effect throughout said term) free and clear of any liens, encumbrances, covenants, charges burdens or claims, except -

             (1) such that do not, materially and adversely affect the operation of the Hotel by Operator and

             (2) mortgages or other encumbrances that provide that this agreement shall not be subject to forfeiture or termination except only in accordance with the provisions of this agreement, notwithstanding a default under such mortgage or other encumbrance.


             Owner further warrants that Operator, on distributing the profits to Owner in accordance with this agreement and fulfilling its other obligations thereunder, shall and may peaceably and quietly manage and operate the Hotel during the entire Operating Term.

1.8.2 Owner shall pay and discharge any ground rents, or other rental payments, concession charges and any other charges payable by Owner in respect of the Hotel and, at its expense, undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such quiet and peaceable management to Operator. Owner shall further pay all real estate taxes and assessments that may become a lien on the Hotel and that may be due and payable during the Operating Term, unless payment thereof is in good faith being contested by Owner and enforcement thereof is stayed. Owner shall not later than twenty (20) days following written request by Operator furnish to Operator copies of official tax bills and assessments and tax receipts showing the payment of such taxes and assessments.

1.9     Fund for Training, Re-Opening and Operating expenses
        ----------------------------------------------------

1.9.1 Owner shall make available an amount to be determined in accordance with a budget to be prepared by Operator and submitted to Owner within 3 months from the date of this agreement, to provide a fund for the costs and expenses of -

             (1) recruiting, relocating, training and compensating Hotel employees (including temporary subsistence for relocated employees until they have procured permanent accommodations within or outside the Hotel in accordance with Operator's personnel policies);

             (2)   organizing Hotel operations;

             (3)   re-opening advertising, promotion and literature;

             (4)    obtaining all necessary licenses and permits (including the fees of attorneys and other consultants incident thereto);

             (5) telephone, facsimile, e-mail, internet and other communications;

             (6) travel and business entertainment (including re-opening celebrations and ceremonies), and

             (7) other re-opening activities incurred prior to or concurrently with the formal re-opening of the Hotel.

             Operator and its affiliates and other hotels operated by Operator and its affiliates shall be reimbursed for all costs incurred by them in connection with re- opening activities of the Hotel, including inter-alia,

             (1) for a period of one year prior to the formal re-opening of the Hotel, Group Services as defined in Section 7.2 of
                   Article VII;

             (2) the salaries, transportation and subsistence outside the Hotel of personnel of Operator, its affiliates or other Operator hotels assigned temporarily to the Hotel to assist in re-opening activities; and

             (3) such expenses, excluding salaries, of such personnel making occasional visits to the Hotel in connection with such re-opening activities, which Operator may undertake upon receipt by Operator of notice from Owner that construction of the Hotel has commenced, which notice shall be given in writing within fifteen (15) days thereof.

1.9.2 The re-opening budget shall be revised as necessary from time to time prior to the formal re-opening of the Hotel. The amounts allocated for various expenses classifications within said budget may be increased or decreased by Operator provided that the total amount disbursed, with the exception of the additional amounts required, as provided below in this Section, as the result of postponement of the formal re-opening of the Hotel, shall not exceed the total of said budget without the prior approval of Owner.

1.9.3 For the purpose hereof, Operator shall utilize the currency of the Country to the fullest extent possible and the balance of the funds required hereunder shall be made available in United States dollars or in currency freely convertible into United States dollars, without reduction for income, withholding, value added or any other taxes imposed by the Country, or bank charges or any other charges. In the event that the Country shall impose any income, withholding, value added or other tax upon the funds made available to Operator for re-opening expenses, such taxes shall be for the account of and shall be borne by Owner and shall be promptly paid by Owner in order that such funds shall be available to Operator on a full and timely basis to enable Operator to perform its obligation in accordance with this Section.

1.9.4 If Operator shall not receive timely payment from Owner of re-opening funds in accordance with the aforesaid budget, Operator shall have the right, but not the obligation, to advance its own funds for such purposes and to be reimbursed therefore, all in accordance with the provisions of Article XI of this agreement.

1.9.5 In the event of the postponement of the formal re- opening of the Hotel beyond the date scheduled upon the arrival of the general manager assigned to the Hotel, at which time such scheduled date shall be set forth in a memorandum to be signed by both parties, Owner shall make additional monthly payments as required by Operator until the formal re-opening of the Hotel. With the consent of Owner, Operator may prior to said formal re-opening conduct partial operations of the Hotel, the expenses and revenues of said partial operations to increase or reduce the re-opening expenditures budgeted in accordance with the provisions of this Section, and Operator shall be entitled to receive monthly basic management and incentive fees, at the rates provided for in Section
             4.1 of Article IV and upon the terms set forth in Section 4.2 of
             Article IV, based upon Revenue and Gross Operating Profit, as defined in Article V, resulting from such partial operations.

1.9.6 Operator shall within one hundred and twenty (120) days after the formal re-opening of the Hotel, account to Owner for all expenditures made under this Section and pay over to Owner any excess of the funds advanced by Owner over the total of such expenditures.

1.10    Formal Re-opening of the Hotel under the Dorsett Brand
        ------------------------------------------------------

        The formal re-opening of the Hotel shall occur on a date to be specified by Operator upon notice reasonably in advance to Owner, but in any event only after -

        (1)  Operator deems -

             (i)   the Hotel to be substantially renovated and completed and

             (ii) the Furnishings and Equipment, Ancillary Hotel Equipment and Operating Equipment to have been substantially installed therein, all in accordance with the provisions of Section 1.2 of this Article,;

        (2)  the architect has issued his certificate of completion;

        (3) all licenses and permits required for the operation of the Hotel (including liquor and restaurant licenses and police, fire and health department permits) have been obtained;

        (4) adequate working capital has been furnished by Owner in accordance with Section 7.1 of Article VII, and

        (5) the Hotel has been accepted by Operator and is ready to render first-class service to guests on a fully operational basis.

        Notwithstanding the formal re-opening of the Hotel, Owner shall proceed diligently thereafter to fulfill all of its obligations hereunder regarding the construction, furnishing, equipping and decorating of the Hotel to cure all defects or deficiencies as to which notice shall be given by Operator to Owner as soon as practicable after said formal re-opening.

2.1     Operating Term
        --------------

        The term of this agreement shall commence upon the date hereof and the initial operating term hereunder shall commence at the formal re-opening of the Hotel and expire at midnight on December 31 of the tenth (10th) full calendar year following said formal re-opening "Operating Term" shall mean and include initial operating term as aforesaid and any extension thereof.

                                   EXHIBIT B
                                   ---------

                         (For Hotel Under Construction)
             Selection of Site and Design, Construction, Equipping
                          and Furnishing of the Hotel

1.      The Site
        --------

        The Hotel constructed upon lands (hereinafter called the "Site") to be determined by mutual agreement of the parties that shall acquired by Owner at its expense. The determination and acquisition of the Site shall be made within a reasonable time after the date of this agreement within a reasonable time after the date of this Agreement and Owner shall execute and deliver, within thirty days after execution of this Agreement, an appropriate instrument supplemental hereto containing a full and correct description of the boundaries thereof.

1.2     Construction, Furnishing and Equipment of the Hotel
        ---------------------------------------------------

        On the Site, Owner shall, at its expense under a plan of financing subject to approval of Manager, and strictly in accordance with the plans, specifications and designs to be developed as provided in Section
        1.5 of this Article, with all reasonable diligence build, equipped, furnished and decorate a Hotel, as defined in Section 1.3 of this Article.

1.3     The Hotel
        ---------

        The Hotel shall consist of:

        (A)     The Site;

        (B)     A Hotel building or buildings with

                (1)     areas and facilities including

                        (a)     approximately....... guest rooms and suites,

                        (b) restaurants, bars and banquet, meeting and other public rooms,

                        (c) commercial space for sale of merchandise, goods or services,

                        (d) garage or other parking space for guests and employees,

                        (e)     storage and service support areas,

                        (f)     offices for employees,

                        (g)     health (fitness) and business centers, and

                        (h)     recreational facilities and areas;

                (2) all installations and building systems necessary for the operation of the buildings) for hotel purposes (including, without limitation, elevator, heating, ventilating, air conditioning, electrical including lighting, plumbing including sanitary, refrigerating, telephone and communications, safety and security, laundry and kitchen installations and systems);

                (3) all furniture and furnishings, which include guest room, office, public area and other furniture, carpeting, draperies, lamps and other items;

                (4)     kitchen and laundry equipment;

                (5) special hotel equipment and adequate spare parts therefore, which include:

                        (a)   all equipment required for the operation of

                              (i)     guest rooms, including television,
                                      mini-bars and safes,

                              (ii)    banquet rooms,

                              (iii)   a print shop,

                              (iv)    employee locker rooms and

                              (v)     a health and fitness club

                        (b) office equipment, including computer hardware and software as required by Operator,

                        (c)   dining room wagons,

                        (d)   material handling equipment,

                        (e)   cleaning and engineering equipment, and

                        (f) (f) motor vehicles as required for guest and employee transportation;

                (6) dining room accessories, kitchen utensils, engineering tools and equipment, housekeeping utensils and miscellaneous equipment and accessories (hereinafter called "Ancillary Hotel Equipment"); and

                (7) uniforms, china, glassware, linens and silverware and the like (hereinafter called "Operating Equipment");

        (C) public grounds, gardens and other landscaping features and facilities;

        (D) employee housing, if unavailable convenient to the Hotel; and

        (E) other facilities and appurtenances; as necessary or desirable for the operation of the Hotel under standards comparable to those prevailing in Manager hotels.

        The items to be supplied by Owner under Items (3), (4) and with the exception of spare parts, (5) of subsection B above are hereinafter collectively referred to as "Furnishing and Equipment".

1.4     Consultants
        -----------

1.4.1 Owner shall refurbish the Hotel according to the Renovation Schedule and scope of work further detailed in Appendix C to this agreement, and in accordance with the construction schedule contained therein. All renovation work performed on the Site must have prior approval of Operator to ensure proper co-ordination with ongoing hotel operations.

1.4.2 Owner shall engage and retain its own expense the design consultants encumbered in Appendix A to this agreement and contracts and other specialists and consultants as shall be necessary and appropriate to complete the renovations, each of whom shall be subject to prior approval by Manager.

1.4.3 Owner and Operator shall cause all such firms and persons to prepare full and adequate plans, layouts, specifications, drawings and designs, both interior and exterior, as provided in Section 1.5 of this Article and, colored renderings and material boards of quality suitable for advertising and promotion, with respect to the Hotel except to the extent they are to be provided by Manager as part of its Technical Services. The contracts with all such firms and persons shall require that where appropriate such firms or persons shall provide, at Owner's expense, adequate training in the use and maintenance of the building(s) and all systems and installations therein and shall furnish to Owner and Operator, at the conclusion of the project, a full set of plans and specifications as executed, and catalogue cut sheets, operating manuals and instructions.

1.5     Plans, Specifications and Designs
        ---------------------------------

        All plans, specifications and designs for the Hotel must be in conformity with Manager's design standards and criteria for newly-constructed hotels and shall be prepared in accordance with Manager's area program, design statement and supporting design criteria documents to be furnished by Manager to Owner as part of Operator's Technical Services as described in Appendix A to this agreement.

1.6     Approval of Plans
        -----------------

        The contracts with the aforesaid consultants and contractors shall provide that all plans, designs, specifications, drawings, layouts, etc. and any changes in or departures therefrom subsequently made or authorized shall be submitted for approval to Owner and Manager prior to implementation. Wherever in this agreement or elsewhere that Manager is required to give its approval of plans, specifications, budgets and/or financing, no such approval shall imply or be deemed to constitute an opinion by Manager on, nor impose upon Manager any responsibility for, the design or construction of building elements, including but not limited to structural integrity of life/safety requirements or adequacy of budgets and/or financing. The scope of Manager's review and approval of plans and specifications is limited solely to the adequacy and relationship of spaces and aesthetics of the buildings for use as a hotel. All reviews and approvals by Manager under the terms of this agreement are for the sole and exclusive benefit of Manager and no other person or party shall have the right to rely on any such reviews or approvals by Manager. Manager shall have the absolute right, in its sole discretion, to waive any such reviews or approvals as a condition to its performance under this agreement.

1.7     Technical Services
        ------------------

1.7.1 Manager shall provide to Owner or shall cause one of its affiliates experienced in rendering technical services for hotels to provide, from the principal place of business of Manager or such affiliate, the Technical Services described in Appendix A to this agreement, and Owner shall in consideration thereof pay Manager or such affiliate the amount of United States dollars................ (US$
             This amount shall be paid in four (4) equal installments, and the first installments shall be due upon signing of this agreement with the balance of the two (2) remaining equal installments to be paid upon each of the first quarterly anniversary dates of this Agreement.

1.7.2. In addition to the aforesaid fee, Owner shall, promptly following receipt of properly documented invoices, reimburse Manager or Manager's affiliate for the out-of-pocket expenses incurred by Manager or its affiliate in rendering such Technical Services, including, inter-alia, transportation, food and logging and other travel expenses, courier services, reproductions of plans and designs.

1.7.3 The fees for Technical Services and reimbursement for out-of-pocket expenses incurred in rendering such services shall be payable in United States dollars or in currency freely convertible into United States dollars without reduction for income, withholding, value added or any other taxes imposed by the Country, or bank charges or any other charges, at Manager's or its affiliate's principal office, or to such other place as Manager or its affiliate may, from time to time, designate. In the event that the Country shall impose any income, withholding or other tax upon such Technical Services fees, or deem the reimbursement of such out-of-pocket expenses to be income taxable to Manager or its affiliate, such taxes shall be for the account of and shall be borne by Owner which shall promptly pay any such taxes in order that Manager or its affiliate shall receive full and timely payment of its fees and reimbursements for out-of-pocket expenses. In the event that such fees shall be subject to any value added tax on turnover imposed by the Country, such fees shall be increased by the amount of such value tax and Manager hereby authorizes Owner and Owner hereby accepts to be Manager's accredited representative responsible for Manager's conformance with the applicable regulations of the Country, including the declaration and payment of such value added tax.

1.7.4 Manager or its affiliate shall not be required to render Technical Services for a period in excess of thirty (30) months from the date of commencement of the rendition thereof but, if at the end of such thirty (30) months period:

             (1)     this agreement shall be in full force and effect;

             (2)     the formal reopening of the Hotel, as defined in
                     Section 1.10 of this Article, shall not have taken place;
                     and

             (3)      Manager or its affiliate shall elect to continue such
                     services, then, upon notice by Manager or its affiliate to Owner of the intention to continue said services, the fee for said services shall be increased by an amount to be agreed upon by both parties, but Manager or its affiliates shall at all times following such notice retain the right to notify Owner at any time of its intention to terminate such services.

1.7.5 In the event that this agreement shall be terminated at any time for any reason, any amount then owing by Owner to Operation or its affiliate for Technical Services shall be due and payable upon such termination.

1.8     Title to the Hotel
        ------------------

1.8.1 Owner warrants that it has, and throughout the Operating Term as hereinafter defined, will maintain full Ownership of the Hotel (or if Owner's right and interest in the Hotel is derived through a lease, concession or other agreement, Owner shall keep and maintain said lease, concession or other agreement in full force and effect throughout said term) free and clear of any liens, encumbrances, covenants, charges burdens or claims, except -

             (1) such that do no -,materially and adversely affect the operation of the Hotel by Manager and

             (2) mortgages or other encumbrances that provide that this agreement shall not be subject to forfeiture or termination except only in accordance with the provisions of this agreement, notwithstanding a default under such mortgage or other encumbrance.

             Owner further warrants that Manager, on distributing the profits to Owner in accordance with this agreement and fulfilling its other obligations thereunder, shall and may peaceably and quietly manage and operate the Hotel during the entire Operating Term.

1.8.2 Owner shall pay and discharge any ground rents, or other rental payments, concession charges and any other charges payable by Owner in respect of the Hotel and, at its expense, undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such quiet and peaceable management to Manager. Owner shall further pay all real estate taxes and assessments that may become a lien on the Hotel and that may be due and payable during the Operating Term, unless payment thereof is in good faith being contested by Owner and enforcement thereof is stayed. Owner shall not later than twenty (20) days following written request by Manager furnish to Manager copies of official tax bills and assessments and tax receipts showing the payment of such taxes and assessments.

1.9     Fund for Training, Re-Opening and Operating expenses
        ----------------------------------------------------

1.9.1 Owner shall make available an amount to be determined in accordance with a budget to be prepared by Manager and submitted to Owner within 12 months from the date of this agreement, to provide a fund for the costs and expenses of:

             (1) recruiting, relocating, training and compensating Hotel employees (including temporary subsistence for relocated employees until they have procured permanent accommodations within or outside the Hotel in accordance with Manager's personnel policies);

             (2)     organizing Hotel operations;

             (3)     re-opening advertising, promotion and literature;

             (4)     obtaining all necessary licenses and permits
                     (including the fees of attorneys and other consultants incident thereto);

             (5)     interim office space outside the Hotel;

             (6) telephone, facsimile, e-mail, internet and other communications;

             (7) travel and business entertainment (including re-opening celebrations and ceremonies) and

             (8) other reopening activities incurred prior to or concurrently with the formal opening of the Hotel.

             Manager and its affiliates and other hotels operated by Manager and its affiliates shall be reimbursed for all costs incurred by them in connection with opening activities of the Hotel including inter-alia,

             (1) for a period of one year prior to the formal re-opening of the Hotel, Group Services as defined in Section 7.2 of Article VII;

             (2) the salaries, transportation and subsistence outside the Hotel of personnel of Manager, its affiliates or other Manager hotels assigned temporarily to the Hotel to assist in re-opening activities; and

             (3) such expenses, excluding salaries, of such personnel making occasional visits to the Hotel in connection with such re-opening activities, which Manager may undertake upon receipt by Manager of notice from Owner that construction of the Hotel has commenced, which notice shall be given in writing within fifteen (15) days thereof.

1.9.2 The re-opening budget shall be revised as necessary from time to time prior to the formal opening of the Hotel. The amounts allocated for various expenses classifications within said budget may be increased or decreased by Manager provided that the total amount disbursed, with the exception of the additional amounts required, as provided below in this Section, as the result of postponement of the formal opening of the Hotel, shall not exceed the total of said budget without the prior approval of Owner.

1.9.3 For the purpose hereof, Manager shall utilize the currency of the Country to the fullest extent possible and the balance of the funds required hereunder shall be made available in United States dollars or in currency freely convertible into United States dollars, without reduction for income, withholding, value added or any other taxes imposed by the Country, or bank charges or any other charges. In the event that the Country shall impose any income, withholding, value added or other tax upon the funds made available to Manager for re-opening expenses, such taxes shall be for the account of and shall be borne by Owner and shall be promptly paid by Owner in order that such funds shall be available to Manager on a full and timely basis to enable Manager to perform its obligation in accordance with this Section.

1.9.4 If Manager shall not receive timely payment from Owner of re-opening funds in accordance with the aforesaid budget, Manager shall have the right, but not the obligation, to advance its own funds for such purposes and to be reimbursed therefore, all in accordance with the provisions of Article XI of this agreement.

1.9.5 In the event of the postponement of the formal opening of the Hotel beyond the date scheduled upon the arrival of the general manager assigned to the Hotel, at which time such scheduled date shall be set forth in a memorandum to be signed by both parties, Owner shall make additional monthly payments as required by Manager until the formal re-opening of the Hotel. With the consent of Owner, Manager may prior to said formal opening conduct partial operations of the Hotel, the expenses and revenues of said partial operations to increase or reduce the opening expenditures budgeted in accordance with the provisions of this Section, and Manager shall be entitled to receive monthly basic management and incentive fees, at the rates provided for in Section 4.1 of Article IV and upon the terms set forth in Section 4.2 of Article IV, based upon Revenue and Gross Operating Profit, as defined in Article V, resulting from such partial operations.

1.9.6 Manager shall within one hundred and twenty (120) days after the formal re-opening of the Hotel, account to Owner for all expenditures made under this Section and pay over to Owner any excess of the funds advanced by Owner over the total of such expenditures.

1.10    Formal opening of the Hotel under the Dourest Brand
        ---------------------------------------------------

        The formal opening of the Hotel shall occur on a date to be specified by Manager upon notice reasonably in advance to Owner, but in any event only after -

        (1)     Manager deems:

                (i)     the Hotel to be substantially completed and

                (ii) the Furnishings and Equipment, Ancillary Hotel Equipment and Operating Equipment to have been substantially installed therein, all in accordance with the provisions of Section 1.2 of this Article;

        (2)     the architect has issued his certificate of completion;

        (3) all licenses and permits required for the operation of the Hotel (including liquor and restaurant licenses and police, fire and health department permits) have been obtained;

        (4) adequate working capital has been furnished by Owner in accordance with Section 7.1 of Article VII, and

        (5) the Hotel has been accepted by Manager and is ready to render first-class service to guests on a fully operational basis.

        Notwithstanding the formal opening of the Hotel, Owner shall proceed diligently thereafter to fulfill all of its obligations hereunder regarding the construction, furnishing, equipping and decorating of the Hotel to cure all defects or deficiencies as to which notice shall be given by Operation, to Owner as soon as practicable after said formal opening.

                                   EXHIBIT C
                                   ---------

                          STATEMENT OF PROFIT AND LOSS


Total of Available Rooms
Total Number of Occupied Rooms
Percentage of Occupancy
Percentage of Double Occupancy
Average Rate Per Occupied Room
Average Rate per Available Room

Revenue
        Rooms
        Food and Beverage
        Telephone & Telegraph
        Other Operated Departments
        Other Income & Rental
                                                            --------------

TOTAL REVENUE                                               --------------
        Cost of Sales
        Food and Beverage
        Telephone & Telegraph
        Other Operated Departments
                                                            --------------

TOTAL COST OF SALES                                         --------------

Payroll & Related Expenses
        Rooms
        Food and Beverage
        Telephone & Telegraph
        Other Operated Departments
                                                            --------------

TOTAL PAYROLL & RELATED EXPENSES                            --------------

Provision for operating Equipment
        Rooms
        Food and Beverage
        Telephone & Telegraph
        Other Operated Departments
                                                            --------------

TOTAL PROVISION FOR OPERATING EQUIPMENT                     --------------

Other Expenses
        Rooms

        Food and Beverage
        Telephone & Telegraph
        Other Operated Departments
                                                            --------------

TOTAL OTHER EXPENSES                                        --------------

TOTAL DEPT COST & EXPENSES                                  --------------

Department Income
        Rooms
        Food and Beverage
        Telephone & Telegraph
        Other Operated Departments
        Other Income & Rental
                                                            --------------

TOTAL DEPARTMENT INCOME                                     --------------

OVERHEAD DEPARTMENTS                                        --------------

Payroll & Related Expenses
        Administrative & General
        Human Resources
        Marketing
        Guest Entertainment
        Maintenance & Energy
                                                            --------------

TOTAL PAYROLL & RELATED EXPENSES                            --------------

Other Expenses
        Administrative & General
        Human Resources
        Marketing
        Guest Entertainment
        Maintenance & Energy
                                                            --------------

TOTAL OTHER EXPENSES                                        --------------

TOTAL OVERHEAD DEPARTMENT                                   --------------

GROSS OPERATING PROFIT                                      --------------

Less:
        Basic Management Fee
        Provision for FF&E
        Incentive Fees
                                                            --------------

OWNERIS SHARE OF PROFIT                                     --------------

                                       2